Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-216247

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Shares	8,000,000	$15.13	$121,040,000	$14,028.54

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), the amount to be registered also includes an indeterminate number of shares which may be issued by the registrant with respect to such common shares by way of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation or otherwise.
(2)	This estimate is made pursuant to Rule 457(c) under the Act (the “Act”) solely for purposes of calculating the registration fee, and is based on a price of $15.13 which represents the average of the high and low prices per share of the registrant’s common stock as reported on the New York Stock Exchange on February 21, 2017.
(3)	A filing fee of $14,028.54 is calculated in accordance with Rules 457(c) and 457(r) under the Act.

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 24, 2017)

Fortress Transportation and Infrastructure
Investors LLC

DIVIDEND REINVESTMENT PLAN

8,000,000 Common Shares

We are offering existing holders of our common shares the opportunity to participate in the Fortress Transportation and Infrastructure Investors LLC Dividend Reinvestment Plan (the “Plan”). The Plan provides a simple and cost-effective method to invest cash dividends in our common shares, par value $.01 per share. Under the Plan,

•	Each shareholder may purchase additional common shares by authorizing that all or a portion of the cash dividends on their common shares be automatically reinvested.
•	All purchases will be made by American Stock Transfer & Trust Company, LLC (the “Plan Administrator”), at 100% of the then-current market price per share of our common shares, calculated as described in this prospectus supplement, either in the open market or from us.

Interested investors may join the Plan by enrolling online through www.amstock.com or by returning a completed enrollment form to the Plan Administrator. Participants may terminate their participation at any time. Shareholders who do not wish to participate in the Plan need take no action and will continue to receive their cash dividends, if, as, and when declared, as usual. It is suggested that this prospectus supplement and the accompanying prospectus be retained for future reference.

Our common shares are listed on the New York Stock Exchange under the symbol “FTAI.”

These securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (the “SEC”, or, the “Commission”) or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed on the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

You should consider carefully the risk factors on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of material risks in connection with the purchase of the securities described herein.

The date of this prospectus supplement is February 24, 2017

Prospectus Supplement

Base Prospectus

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus supplement or the accompanying prospectus in connection with the offering covered by this prospectus supplement. If given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell, or a solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any offer or sale hereunder will under any circumstances create an implication that there has not been any change in the facts set forth in this prospectus supplement or the accompanying prospectus or in our affairs since the date hereof.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Commission. Our shelf registration statement allows us to offer from time to time a wide array of securities. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement and other general information that may apply to this offering. In this prospectus supplement, we provide you with specific information about the common shares that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our common shares and other information that you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should carefully read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” before investing in our common shares.

Generally, when we refer to this “prospectus supplement,” we are referring to both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

Fortress Transportation and Infrastructure Investors LLC is a Delaware limited liability company. Our principal offices are located at 1345 Avenue of the Americas, New York, NY 10105 and our telephone number at that address is (212) 798-6100. Our website is located at http://www.ftandi.com. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

All references to “FTAI,” “we,” “us,” “our” or “the Company” in this prospectus supplement mean Fortress Transportation and Infrastructure Investors LLC and all entities owned or controlled by Fortress Transportation and Infrastructure Investors LLC, except where it is made clear that the term means only Fortress Transportation and Infrastructure Investors LLC.

MARKET AND INDUSTRY DATA

This prospectus supplement and the accompanying prospectus contains or incorporates by reference industry, market and competitive position data and forecasts that are based on industry publications and studies conducted by third parties. Although the industry publications and third-party studies generally state that the information that they contain has been obtained from sources believed to be reliable, they do not guarantee the accuracy or completeness of such information, and we have not independently verified any of the data from third-party sources or ascertained the underlying economic assumptions relied upon therein. While we believe that the market position, market opportunity and market size information included or incorporated by reference in this prospectus supplement and the accompanying prospectus is generally reliable, such information is inherently imprecise. The industry forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus may be materially different than actual results.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Such forward-looking statements relate to, among other things, the operating performance of our investments, the stability of our earnings, our financing needs and the size and attractiveness of market opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations, cash flows or financial condition or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. As set forth more fully under the heading “Risk Factors” contained in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference herein, factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	changes in economic conditions generally and specifically in our industry sectors, and other risks relating to the global economy;
•	reductions in cash flows received from our assets, as well as contractual limitations on the use of our aviation assets to secure debt for borrowed money;
•	our ability to take advantage of acquisition opportunities at favorable prices;
•	a lack of liquidity surrounding our assets, which could impede our ability to vary our portfolio in an appropriate manner;
•	the relative spreads between the yield on the assets we acquire and the cost of financing;
•	adverse changes in the financing markets we access affecting our ability to finance our acquisitions;
•	customer defaults on their obligations;
•	our ability to renew existing contracts and win additional contracts with existing or potential customers;
•	the availability and cost of capital for future acquisitions;
•	concentration of a particular type of asset or in a particular sector;
•	competition within the aviation, energy, intermodal transport and rail sectors;
•	the competitive market for acquisition opportunities;
•	risks related to operating through joint ventures or partnerships or through consortium arrangements;
•	obsolescence of our assets or our ability to sell, re-lease or re-charter our assets;
•	exposure to uninsurable losses and force majeure events;
•	infrastructure operations may require substantial capital expenditures;
•	the legislative/regulatory environment and exposure to increased economic regulation;
•	exposure to the oil and gas industry’s volatile oil and gas prices;
•	difficulties in obtaining effective legal redress in jurisdictions in which we operate with less developed legal systems;
•	our ability to maintain our exemption from registration under the Investment Company Act of 1940 and the fact that maintaining such exemption imposes limits on our operations;
•	our ability to successfully utilize leverage in connection with our investments;

S-iii

•	foreign currency risk and risk management activities;
•	effectiveness of our internal control over financial reporting;
•	exposure to environmental risks, including increasing environmental legislation and the broader impacts of climate change;
•	changes in interest rates and/or credit spreads, as well as the success of any hedging strategy we may undertake in relation to such changes;
•	actions taken by national, state, or provincial governments, including nationalization, or the imposition of new taxes, could materially impact the financial performance or value of our assets;
•	our dependence on our Manager and its professionals and actual, potential or perceived conflicts of interest in our relationship with our Manager;
•	effects of the pending merger of Fortress Investment Group LLC with affiliates of SoftBank Group Corp.;
•	volatility in the market price of our common shares; and
•	the inability to pay dividends to our shareholders in the future.

Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this prospectus supplement. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus supplement to conform these statements to actual results.

S-iv

CERTAIN SIGNIFICANT FEATURES OF THE PLAN

The following summary of our dividend reinvestment plan is qualified by reference to the full text of the Plan which appears in this prospectus supplement.

(i)   Purpose of the Plan

The purpose of this Plan is to provide our existing shareholders with a convenient and economical method of purchasing common shares and/or investing all or a portion of their cash dividends in additional common shares.

The Plan also provides us with a means of raising additional capital if we elect to directly sell newly issued common shares.

(ii)   Source of Purchase of Shares

Common shares purchased through the Plan with dividend reinvestments will be either newly issued shares or shares acquired by the Plan Administrator on the open market or in privately negotiated transactions.

(iii)   Investment Options

You may choose from the following options:

Full Dividend Reinvestment. All cash dividends payable on shares held in the plan, along with any shares held through book-entry Direct Registration Shares (“DRS”), will be used to purchase additional shares. You will not receive cash dividends from the Company; instead, all dividends will be reinvested. Whole and fractional shares will be allocated to the plan account.

Partial Dividend Reinvestment. You may elect to reinvest a portion of the dividend and receive the remainder in cash. The percentage elected will be applied to the total shares held in the Plan, along with any shares held through book-entry DRS. You may elect percentages from 10%-90%, in increments of 10%. The cash portion of dividends will be sent by check unless you have elected to have those dividends deposited directly to a designated bank account.

An example of partial reinvestment by percentage: A participant has a total of 150 shares; 120 shares are held in the Plan and 30 shares in book entry DRS. The participant chooses to have 50% of the total dividend reinvested. This will equate to 75 shares having dividends reinvested and 75 shares having dividends paid in cash.

All Dividends Paid in Cash. All dividends payable to you will be paid in cash. This includes the dividend payable on all shares held in the Plan or any shares held through book entry DRS. Your dividend payment will be sent by check unless you have elected to have those dividends deposited directly to a designated bank account.

You may change your investment options at any time by contacting the Plan Administrator as indicated in Question 8 under “The Plan” or by requesting a new enrollment form from the Plan Administrator, completing it, and returning it to the Plan Administrator. Dividends paid on all common shares acquired under and held in the Plan will be automatically reinvested in additional common shares, unless otherwise requested.

(iv)   Withdrawal

You may withdraw from the Plan with respect to all or a portion of the shares held in your Plan account at any time by notifying the Plan Administrator in writing as indicated in Question 19 under “The Plan.”

(v)   Discounts

The purchase price for newly issued common shares purchased directly from us through dividend reinvestment may be issued at a discount from the market price. We will periodically establish a discount of between 0% and 5% from the market price. As of the date of this prospectus supplement, the discount is 1%. We may adjust the discount at our discretion at any time.

(vi)   Investment Date

The investment date will be the dividend payment date or such other date following the dividend payment date on which the Plan Administrator can, as promptly as administratively possible, purchase the shares with the cash dividends.

(vii)   Purchase Price

In the case of shares purchased directly from us, the purchase price will be equal to the average of the high and low New York Stock Exchange (“NYSE”) Composite prices on the applicable date, less any discount.

In the case of shares purchased in the open market or privately negotiated transactions, the purchase price will be the average of the purchase price of all shares purchased by the Plan Administrator for the Plan with reinvested dividends on the applicable date.

(viii)   Expenses

We will pay all day-to-day costs of the administration of the Plan. You will only be responsible for a transaction fee and your pro rata share of trading fees and any brokerage commissions associated with your sales of common shares attributable to you under the Plan.

(ix)   No Interest Pending Investment

No interest will be paid on cash dividends pending investment or reinvestment under the terms of the Plan.

OUR COMPANY

Fortress Transportation and Infrastructure Investors LLC, a Delaware limited liability company (the “Company”), was formed on February 19, 2014. Except as otherwise specified, “FTAI”, “we”, “us”, “our”, and “the Company” refer to the Company and its consolidated subsidiaries, including Fortress Worldwide Transportation and Infrastructure General Partnership (“Holdco”). Our business has been, and will continue to be, conducted through Holdco for the purpose of acquiring, managing and disposing of transportation and transportation-related infrastructure and equipment assets. Fortress Worldwide Transportation and Infrastructure Master GP LLC (the “Master GP”), owns 0.05% of Holdco and is the general partner of Holdco, which was formed on May 9, 2011 and commenced operations on June 23, 2011.

We own and acquire high quality infrastructure and equipment that is essential for the transportation of goods and people globally. We currently invest across four market sectors: aviation, energy, intermodal transport and rail. We target assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. Our existing mix of assets provides significant cash flows as well as organic growth potential through identified projects. In addition, we believe that there are a large number of acquisition opportunities in our target sectors and that our Manager’s expertise and business and financing relationships, together with our access to capital, will allow us to take advantage of these opportunities. As of December 31, 2016, we had total consolidated assets of $1.5 billion and total equity of $1.2 billion.

Our operations consist of two primary strategic business units - Infrastructure and Equipment Leasing. Our Infrastructure Business acquires long-lived assets that provide mission-critical services or functions to transportation networks and typically have high barriers to entry. The Company targets or develops operating businesses with strong margins, stable cash flows and upside from earnings growth and asset appreciation driven by increased use and inflation. Our Equipment Leasing Business acquires assets that are designed to carry cargo or people or provide functionality to transportation infrastructure. Transportation equipment assets are typically long-lived, moveable and leased by us on either operating leases or finance leases to companies that provide transportation services. Our leases generally provide for long-term contractual cash flow with high cash-on-cash yields and include structural protections to mitigate credit risk.

Our Manager

Pursuant to a management agreement, we are externally managed and advised by our Manager, an affiliate of Fortress Investment Group LLC (“Fortress”). Fortress is a leading global investment management firm with approximately $70 billion of assets under management as of December 31, 2016, which has a dedicated team of experienced professionals focused on the acquisition of transportation and infrastructure assets since 2002.

Pursuant to the terms of our management agreement, our Manager provides us with a management team and other professionals who are responsible for implementing our business strategy and performing certain services for us, subject to oversight by our board of directors. Our Manager’s duties include: (i) performing all of our day-to-day functions, (ii) determining investment criteria in accordance with the broad investment guidelines adopted by our board of directors, (iii) sourcing, analyzing and executing on acquisitions and sales, (iv) performing ongoing commercial management of the portfolio, and (v) providing financial and accounting management services.

Our management agreement has an initial ten-year term and is automatically renewed for one-year terms thereafter unless terminated by our Manager. Our Manager is entitled to receive a management fee from us, payable monthly, that is based on the average value of our total equity (excluding non-controlling interests) determined on a consolidated basis in accordance with GAAP as of the last day of the two most recently completed months multiplied by an annual rate of 1.50%. In addition, we are obligated to reimburse certain expenses incurred by our Manager on our behalf.

Grant of Options to Our Manager

Pursuant to the terms of our management agreement, upon the successful completion of an offering of our common shares or other equity securities (including securities issued as consideration in an acquisition), we are required to grant our Manager options to purchase common shares in an amount equal to 10% of the number of common shares being sold in the offering. On each date that newly issued shares are purchased from us under the Plan, we will grant our Manager or one of its affiliates an option to acquire a number of common shares equal to 10% of the number of common shares sold by us on such date pursuant to the Plan. As a result, we may issue to our Manager options to purchase up to 800,000 common shares (or 10% of the total number of common shares authorized to be sold pursuant to the Plan). Each option will have an exercise price per share that is equal to the price paid per common share in connection with the corresponding issuance of shares pursuant to the Plan. The options will be fully vested as of the date of grant, become exercisable as to 1/30 of the shares to which the options are subject on the first day of each of the 30 calendar months following the first month after the date of the grant and expire on the tenth anniversary of the date of grant. These option grants have been approved by the compensation committee of our board of directors and will be granted pursuant to and in accordance with the terms of our Nonqualified Stock Option and Incentive Award Plan (the “Incentive Plan”).

General

Our common shares are traded on the NYSE under the symbol “FTAI.”

We are formed in Delaware and the address of our principal executive office is 1345 Avenue of the Americas, 45th Floor, New York, New York, 10105. Our telephone number is (212) 798-6100. Our Internet address is www.ftandi.com. ftandi.com is an interactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement and is not incorporated into this prospectus supplement or any accompanying prospectus by reference.

RISK FACTORS

In addition to the specific risk factor set forth below and the other information in this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement, as the same may be updated from time to time by our future filings with the SEC. For more information, see the section entitled “Incorporation by Reference” in this prospectus supplement.

Risks Related to this Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other shareholders may not approve.

Our management will have broad discretion in the use of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because the net proceeds are not required to be allocated to any specific investment or transaction, you cannot determine at this time the value or propriety of our application of the net proceeds and you may not agree with our decisions. The failure of our management to use these funds effectively could harm our business.

Future sales or issuances of our common shares may dilute the ownership interest of existing shareholders and depress the trading price of our common shares.

We cannot predict the effect, if any, that future sales of our common shares, including sales pursuant to the Plan, or the availability of our common shares for future sale, will have on the market price of our common shares. Future sales or issuances of our common shares may dilute the ownership interests of our existing shareholders, including purchasers of common shares in this offering. In addition, future sales or issuances of substantial amounts of our common shares may be at prices below the offering price of the shares offered by this prospectus supplement and may adversely impact the market price of our common shares and the terms upon which we may obtain additional equity financing in the future. The perception that such sales or issuances may occur could also negatively impact the market price of our common shares.

Your percentage ownership in us may also be diluted in the future because of equity awards that we expect will be granted to our Manager, to the directors, officers and employees of our Manager who perform services for us, and to our directors, officers and employees, as well as other equity instruments such as debt and equity financing. We have adopted the Incentive Plan, which provides for the grant of equity-based awards, including restricted shares, options, stock appreciation rights, performance awards, tandem awards and other equity-based and non-equity based awards, in each case to our Manager, to the directors, officers, employees, service providers, consultants and advisor of our Manager who perform services for us, and to our directors, officers, employees, service providers, consultants and advisors. We reserved 30 million common shares for issuance under the Incentive Plan. As of February 24, 2017, options relating to 15,000 common shares were outstanding under the Incentive Plan and 44,491 common shares have been awarded under the Incentive Plan. The term of the Incentive Plan expires in 2025. Upon the successful completion of an offering, that number will be increased in an amount equal to 10% of the number of common shares being sold in the offering (or if the issuance relates to equity securities other than our common shares, a number of common shares equal to 10% of the gross capital raised in the equity issuance divided by the fair market value of a common share as of the date of issuance). In connection with any offering of our common shares, we will issue to our Manager options relating to our common shares, representing 10% of the number of shares being offered. Our board of directors may also determine to issue options to our Manager that are not subject to the Incentive Plan, provided that the number of shares relating to any options granted to our Manager in connection with an offering of our common shares would not exceed 10% of the shares sold in such offering and would be subject to NYSE rules.

On each date that newly issued shares are purchased from us under the Plan, we will grant our Manager or one of its affiliates an option to acquire a number of common shares equal to 10% of the number of common shares sold by us on such date pursuant to the Plan. As a result, we may issue to our Manager options to purchase up to 800,000 common shares (or 10% of the total number of common shares authorized to be sold pursuant to the Plan). Each option will have an exercise price per share that is equal to the price paid per common share in connection with the corresponding issuance of shares pursuant to the Plan. The options will be fully vested as of the date of grant, become exercisable as to 1/30 of the shares to which the options are subject on the first day of each of the 30 calendar months following the first month after the date of the grant and expire on the tenth anniversary of the date of grant. These option grants have been approved by the compensation committee of our board of directors and will be granted pursuant to and in accordance with the terms of the Incentive Plan.

The market price and trading volume of our common shares may be volatile, which could result in rapid and substantial losses for our shareholders.

The market price of our common shares may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our common shares may fluctuate and cause significant price variations to occur. If the market price of our common shares declines significantly, you may be unable to resell your shares at or above your purchase price, if at all. The market price of our common shares may fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common shares include:

•	a shift in our investor base;
•	our quarterly or annual earnings, or those of other comparable companies;
•	actual or anticipated fluctuations in our operating results;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	announcements by us or our competitors of significant investments, acquisitions or dispositions;
•	the failure of securities analysts to cover our common shares;
•	changes in earnings estimates by securities analysts or our ability to meet those estimates;
•	the operating and share price performance of other comparable companies;
•	overall market fluctuations;
•	general economic conditions; and
•	developments in the markets and market sectors in which we participate.

Stock markets in the United States have experienced extreme price and volume fluctuations. Market fluctuations, as well as general political and economic conditions such as acts of terrorism, prolonged economic uncertainty, a recession or interest rate or currency rate fluctuations, could adversely affect the market price of our common shares.

DESCRIPTION OF THE PLAN

The following series of questions and answers describes the terms of the Plan, and is qualified by reference to the full text of the Plan which appears in this prospectus supplement. In addition to reading the description of the Plan as set forth below, we encourage you to read and consider the information contained in the documents identified under the headings “Where You Can Find More Information” on page S-19 and “Incorporation by Reference” on page S-18 of this prospectus.

(1)	What is the purpose of this Plan?

The purpose of this Plan is to provide our existing shareholders with a convenient and economical method of investing all or a portion of their cash dividends in additional common shares.

The Plan also provides us with a means of raising additional capital if we elect to directly sell newly issued common shares.

The Plan is primarily intended for the benefit of long-term investors, and not for the benefit of individuals or institutions which engage in short-term trading activities. From time to time, financial intermediaries, investment clubs or other nominees may engage in positioning transactions in order to benefit from any discount from the market price for common shares acquired under the Plan. These transactions are inconsistent with the purpose of the Plan and may cause fluctuations in the trading volume or pricing of our common shares. We reserve the right to modify, suspend or terminate participation in this Plan by otherwise eligible holders of common shares in order to eliminate practices which we determine, in our sole discretion, to be inconsistent with the purposes of the Plan.

(2)	What are the benefits of the Plan?
•	Participation is voluntary. All or any part of your quarterly share dividends may be reinvested.
•	The automatic reinvestment of dividends will enable you to add to your investment in us in a timely and systematic fashion.
•	The purchase price for newly issued common shares purchased directly from us through dividend reinvestment may be issued at a discount from the market price. We will periodically establish a discount rate ranging from 0% to 5%. As of the date of this prospectus supplement, the discount is 1%. We may adjust the discount at our discretion at any time.
•	You may purchase fractional shares of common shares under the plan. This means that you may fully invest your dividends. Dividends will be paid on the fractional shares of common shares which also may be reinvested in additional shares.
•	You may direct the Plan Administrator to transfer, at any time and at no cost to you, all or a portion of your shares in the Plan to a Plan account for another person.
•	You or any other person that is a holder of record of our common shares may direct the Plan Administrator to sell or transfer all or a portion of your shares held in the Plan.
•	You will receive periodic statements reflecting all current activity in your Plan accounts, including purchases, sales and latest balances, to simplify your record keeping.
(3)	What are the disadvantages of the Plan?
•	We may, without giving you prior notice, change our determination as to whether the Plan Administrator will purchase common shares directly from us or in the open market or in privately negotiated transactions from third parties which will affect whether such shares will be sold to you at a discount.
•	You will not know the actual number of shares purchased in any month on your behalf under the Plan until after the applicable investment date.
•	You will have limited control regarding the timing of sales under the Plan. Because the Plan Administrator will effect sales under the Plan only as soon as administratively possible after it receives instructions from you, you may not be able to control the timing of sales as you might for investments made outside the Plan. The market price of the common shares may fluctuate between the time the Plan Administrator receives an investment instruction and the time at which the common shares are sold. Because purchases under the Plan are only made as of the dividend payment date, you have no control regarding the timing of your purchases under the Plan.

•	No discount will be available for shares acquired in the open market or in privately negotiated transactions. While a discount from market prices of up to 5% may be established for a particular month for shares purchased directly from us, a discount for one month will not insure the availability of a discount or the same discount in future months. We may, without giving you prior notice, change or eliminate the discount. Further, if the purchase price for our shares under the Plan, less any brokerage commissions, service fees and any other costs of purchase paid by us, would be less than 95% of the average of the high and low NYSE Composite prices for our shares on the date they are credited to your account under the Plan, the number of shares credited to your account will be reduced so that such limitation is satisfied.
•	Shares deposited in a Plan account may not be pledged until the shares are withdrawn from the Plan.

Your investment in the common shares held in your account is no different than a direct investment in common shares. You bear the risk of loss and the benefits of gain from market price changes for all of your common shares. NEITHER WE NOR THE PLAN ADMINISTRATOR CAN ASSURE YOU THAT COMMON SHARES PURCHASED UNDER THE PLAN WILL, AT ANY PARTICULAR TIME, BE WORTH MORE OR LESS THAN THE AMOUNT YOU PAID FOR THEM.

(4)	Who will administer the Plan?

The Plan will be administered by American Stock Transfer & Trust Company, LLC, our transfer agent and registrar. In the future, we may designate a successor administrator as Plan Administrator. The Plan Administrator acts as agent for you, keeps records of your accounts, sends you regular account statements, and performs other duties relating to the Plan. Common shares purchased for you under the Plan will be held by the Plan Administrator and may be registered in the name of the Plan Administrator or its nominee on your behalf.

The address and telephone number for American Stock Transfer & Trust Company, LLC concerning any inquiries, financial transaction processing, including enrollments, sales, withdrawals and deposits, is:

Mail: American Stock Transfer & Trust CO, LLC.
P.O. Box 922, Wall Street Station
New York, NY 10269-0560
Telephone: 1-800-278-4353 (toll free)
Internet: www.amstock.com

Unless directed otherwise by American Stock Transfer & Trust Company, LLC, purchases and sales under the Plan usually will be made through an affiliated broker who will receive brokerage commissions.

(5)	Who is eligible to participate?

Any shareholder whose common shares are registered on our books in his or her name, also referred to as a “registered holder,” or any shareholder whose common shares are registered in a name other than his or her name, for example, in the name of a broker, bank or other nominee, also referred to as a “beneficial owner,” may participate in the Plan. If you are a registered holder, you may participate in the Plan directly. If you are a beneficial owner, you must either become a registered holder by having those shares transferred so that they are registered under your name or you must make arrangements with your broker, bank or other nominee to participate in the Plan on your behalf.

Regulations in certain countries may limit or prohibit participation in this type of plan. Accordingly, persons residing outside the U.S. who wish to participate in the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

Your right to participate in the Plan is not transferable to another person apart from your transfer of the underlying common shares.

(6)	Are there any restrictions on who is eligible to participate in the Plan other than those described above?

Exclusion from the Plan for Short-term Trading, Illegality or Other Practices. Participants should not use the Plan to engage in short-term trading activities or any other activities that could affect the normal trading volume or pricing of our common shares. If a participant does engage in such activities we may prevent that participant from continuing to participate in the Plan. In addition, we also may prevent participation by financial intermediaries, investment clubs or other nominees who engage in positioning transactions in order to benefit from any discount from the market price for shares acquired under the Plan. You also will not be able to participate in the Plan if your participation (i) could result in a violation of any securities laws or any other applicable laws, (ii) could require additional steps by us or you to ensure compliance with any such laws, or (iii) is not authorized or lawful in your jurisdiction.

Restrictions at Our Discretion. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible shareholders in order to eliminate practices which we determine, in our sole discretion, to be inconsistent with the purposes or operation of the Plan or which may adversely affect the market price or trading volume of our common shares.

(7)	How do I enroll in the Plan and become a participant?

You must complete and sign the enrollment form and return it to the Plan Administrator. We have enclosed an enrollment form with the prospectus for this purpose. Also, you may obtain an enrollment form at any time online at www.amstock.com or by requesting one from the Plan Administrator at the address and telephone number set forth above. If you register shares in more than one name (e.g., joint tenants, trustees), all registered holders of those shares must sign the enrollment form exactly as their names appear on the account registration. If your securities are registered in the name of a broker, bank or other nominee, you must contact the broker, bank or nominee and request for dividends to be reinvested on your behalf.

You may also enroll online at www.amstock.com. At the time of establishing online account access, you will be required to provide certain information in order to complete the enrollment process. After establishing online account access, you will also be able to view your account online and conduct certain transactions online.

(8)	What does the enrollment form provide?

The enrollment form appoints the Plan Administrator as your agent for purposes of the Plan and directs the Plan Administrator to apply to the purchase of additional common shares all of the cash dividends on the specified number of common shares owned by you on the applicable record date and designated by you to be reinvested through the Plan.

While the enrollment form directs the Plan Administrator to reinvest cash dividends on all shares enrolled in the Plan, you may elect “partial dividend reinvestment” or “cash payments only.” You may change the dividend reinvestment option at any time online at www.amstock.com or by submitting a newly executed enrollment form to the Plan Administrator or by writing to the Plan Administrator. If you do not make an election on your enrollment form, the Plan Administrator will reinvest all dividends paid on your shares. Any change in the percentage of shares with respect to which the Plan Administrator is authorized to reinvest dividends must be received by the Plan Administrator prior to the record date for a dividend to permit the new percentage of shares to apply to that dividend. For each method of dividend reinvestment, cash dividends will be reinvested on all shares other than those designated for payment of cash dividends in the manner specified above until you specify otherwise or withdraw from the Plan altogether, or until the Plan is terminated.

(9)	When will my participation in the Plan begin?

You may join the Plan at any time.

Your participation in the dividend reinvestment portion of the Plan will commence on the next date we pay dividends, provided the Plan Administrator receives your enrollment form on or before the record date for the payment of the dividend.

Once enrolled, you will remain enrolled until your participation is discontinued or until we terminate the Plan.

(10)	How many shares may be purchased by a participant during any month or year?

Reinvested dividends are not subject to any minimum or maximum.

(11)	At what price will shares be purchased?

The purchase price for each common share acquired through the Plan will be equal to:

•	in the case of newly issued common shares, the average of the high and low NYSE Composite prices on the applicable date we pay dividends less a discount ranging from 0% to 5%, which as of the date of this prospectus supplement is 1%, provided, that if no trades of our common shares are reported on the NYSE Composite on the date we pay dividends, the Plan Administrator shall apply such reinvested dividends on the next trading day on which there are trades of our common shares reported on the NYSE Composite; or
•	in the case of open market or privately negotiated transactions, the average of the purchase price of all shares purchased by the Plan Administrator for the Plan with reinvested dividends for the applicable date we pay dividends.
(12)	How and when will we determine whether common shares will be newly issued or purchased in the market? How and when will we establish a discount?

We may, without prior notice to you, change our determination as to whether common shares will be purchased by the Plan Administrator directly from us, in the open market or in privately negotiated transactions from third parties or in a combination of both, in connection with the purchase of common shares from reinvested dividends.

Not later than three business days prior to our record date for dividends on our common shares, we may establish a discount from the market price applicable to the purchase of common shares from reinvested dividends.

We will not offer a discount for common shares purchased in the open market or in privately negotiated transactions.

You may not be able to depend on the availability of a market discount regarding shares acquired from newly issued company shares. While a discount from market prices of up to 5% may be established from time to time, the granting of a discount at one time will not insure the availability of a discount or the same discount at another. At any time, we may, without prior notice to you, lower or eliminate the discount.

(13)	How many shares are being sold under the Plan?

The shares sold under the Plan may be acquired by the Plan Administrator through purchases from the open market or pursuant to privately negotiated purchases, or we may issue authorized but unissued common shares, or a combination of both. There is no limit on the number of shares that the Plan Administrator may purchase in the open market or pursuant to privately negotiated purchases. See Question 11, “At what price will shares be purchased?”

(14)	When will shares be acquired under the Plan?

If we elect to provide shares for the Plan through newly issued shares, shares will be issued and credited to your account on the applicable date we pay dividends; provided, that if no trades of our common shares are reported on the NYSE Composite on the date we pay dividends, the Plan Administrator shall apply such reinvested dividends on the next trading day on which there are trades of our common shares reported on the NYSE Composite.

If we elect to acquire shares for the Plan through the open market or in privately negotiated transactions, the Plan Administrator will purchase the shares as soon as administratively possible on the applicable date we pay dividends. The date these shares will be deemed acquired and credited to your account will be the date we pay dividends.

Dividends are paid if, as and when declared by our board of directors. There can be no assurance as to the declaration or payment of a dividend, and nothing contained in the Plan obligates us to declare or pay any dividend on our common shares. The Plan does not represent a guarantee of future dividends.

The Plan Administrator will invest Company dividend funds as soon as administratively possible and no later than 30 trading days following the dividend payable date.

(15)	What are the United States federal income tax consequences of participating in the Plan?

For the United States federal income tax consequences of participating in the Plan, see “United States Federal Income Tax Considerations.”

(16)	What if I have more than one account?

For purposes of the limitations discussed in this prospectus supplement, all Plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless we have determined that reinvestment of dividends for each account would be consistent with the purposes of the Plan, we will have the right to aggregate all of these accounts and to return, without interest, any amounts in excess of the investment limitations.

(17)	Will certificates be issued for share purchases?

Upon your request, upon your withdrawal from the Plan or upon termination of the Plan, the Plan Administrator can issue the full shares in DRS Book-Entry in lieu of certificates for all full shares credited to your account. DRS Book-Entry Advice will be issued only in the same names as those enrolled in the Plan. In no event will certificates be issued for full or fractional shares.

(18)	What reports will be sent to participants in the Plan?

Unless you participate in the Plan through a broker, bank or nominee, you will receive from the Plan Administrator a detailed statement of your account following each dividend payment and when there is purchase activity in your account. These detailed statements will show total cash dividends received, shares purchased, including fractional shares, and price paid per share in such year, and the total shares held in the Plan. You should keep these statements to determine the tax basis for shares purchased pursuant to the Plan.

The statement will also show your total distribution and the amount of your dividend that was reinvested in common shares. In addition, the Plan Administrator will send to you a copy of the annual report, proxy statements and federal income tax information for reporting distributions in addition to any other reports that it may send as it sees fit.

The Plan Administrator will send a statement following any sale activity in your account. In this statement you will receive a check and information regarding the trade such as sale price, shares sold, fees, net dollars and taxes, if any. The sale will be recapped on your quarterly dividend statement. A Form 1099B will be sent to you at the end of the year.

Statements for purchases will contain year to date summary information. You should keep these statements to determine the tax basis for shares purchased pursuant to the Plan. Any participant that participates in the Plan through a broker, bank or nominee, should contact that party for a similar statement.

(19)	How may I withdraw from the Plan? What happens when my participation is withdrawn or terminated?

You may terminate participation in the Plan by submitting to the Plan Administrator the Transaction Request Form attached to your statement. We also have the right to terminate your participation in the Plan.

See Question 6 “Are there any restrictions on who is eligible to participate in the Plan other than those described above?”

After the Plan Administrator receives your termination notice, dividends will be sent to you in the usual manner until and unless you re-enroll in the Plan. A participant requesting termination may elect to retain Company shares or to sell all or a portion of the shares into the account. If a participant chooses to retain the Plan shares, they will be converted and held in book-entry DRS. Any fractional shares held in your account under the Plan at the time of termination will be converted to cash at the average price the Plan Administrator obtains for all shares sold on that particular trading day, net of any brokerage commissions. If you dispose of all shares registered in your name on our books but do not give notice of termination under the Plan, the Plan Administrator will continue to reinvest dividends on shares held in your account under the Plan until otherwise directed. If the request is received on or after the record date for a dividend, any cash dividend paid on that account will be reinvested for the account. The request will then be processed as soon as administratively possible, and a separate dividend check will be mailed to you. There will be no cost to you with respect to termination of your reinvestment of dividends through the Plan other than the applicable sales fee with respect to any shares sold.

We may also terminate the Plan or your participation in the Plan after written notice in advance mailed to you at the address appearing on the Plan Administrator's records. Participants whose participation in the Plan has been terminated will be converted and held in book-entry DRS and a check for the cash value of any fractional share held in any Plan account so terminated less any applicable fees.

If your Plan account balance falls below one full share, the Plan Administrator reserves the right to liquidate the fraction and remit the proceeds, less any applicable fees, to you at your address of record and to terminate your participation in the Plan.

(20)	What happens if I sell or transfer shares or acquire additional shares?

You may instruct the Plan Administrator to sell shares held in your Plan account by doing any of the following:

Sale Order via Internet. Access the Plan Administrator’s website at www.amstock.com. Select “Shareholder Account Access.” You will be prompted to enter your ten digit account number (provided to you on your account statement) and your social security number (or PIN number, if you do not have a social security number). From the left toolbar, select “Sell D/R Shares.”

Sale Order by Mail. Complete and sign the tear-off portion of your account statement or purchase confirmation and mail the instructions to the Plan Administrator.

Sale Order by Phone. Call the toll-free telephone number supplied in this prospectus to access the Administrator’s automated telephone system.

The Plan Administrator will sell shares through an affiliated broker, as soon as administratively possible after receipt of a proper notice. Shares to be sold may be commingled with those of other participants requesting sale of their shares, and the proceeds to each participant will be based on the average price for all shares sold by the Plan Administrator during the day of sale. You should understand that the price of the common shares may go down as well as up between the date a request to sell is received and the date the sale is executed.

There is a transaction fee for selling shares through the Plan Administrator in addition to your pro rata share of trading fees or brokerage commissions.

If you have elected to have dividends automatically reinvested in the Plan and subsequently sell or transfer all or any part of the shares registered in your name, automatic reinvestment will continue as long as shares are registered in your name or held for you by the Plan Administrator or until termination of enrollment. Similarly, if you have elected the full or partial dividend reinvestment option under the Plan and subsequently acquire additional shares registered in your name, dividends paid on the shares will automatically be reinvested until termination of enrollment.

Good-’til-date/canceled limit orders and stop orders are available:

Batch Order (online, telephone, mail). The Plan Administrator will combine each request to sell through the Plan with other Plan participant sale requests for a Batch Order. Shares are then periodically submitted in bulk to a broker for sale on the open market. Shares will be sold no later than five business days (except where deferral is necessary under state or federal regulations). Bulk sales may be executed in multiple transactions and over more than one day depending on the number of shares being sold and current trading volumes. Once entered, a Batch Order request cannot be canceled.

Good-’Til -Date/Canceled (GTD/GTC) Limit Order (online or telephone). A GTD/GTC Limit Order request will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market Order when and if the shares reach, or exceed the specified price at any time while the order remains open (up to the date requested or 90 days for GTC). Depending on the number of shares being sold and current trading volumes, sales may be executed in multiple transactions and may be traded on more than one day. The order or any unexecuted portion will be automatically canceled if the price is not met by the end of the order period. The order may also be canceled by the applicable stock exchange or the participant.

Stop Order (online or telephone). The Plan Administrator will promptly submit a participant's request to sell shares in a Stop Order to a broker. A sale will be executed when the shares reach a specified price, at which time the Stop Order becomes a Market Order and the sale will be at the prevailing market price when the trade is executed. The price specified in the order must be below the current market price (generally used to limit a market loss).

(21)	How may I transfer all or a part of my shares held in the Plan to another person?

You may transfer ownership of all or part of your shares held in the Plan through gift, private sale or otherwise, by mailing to the Plan Administrator at the address listed in Question 4, “Who will administer the Plan?” a properly executed Stock Power Form, along with a letter with specific instructions regarding the transfer and a Substitute Form W-9 (Certification of Taxpayer Identification Number) completed by the transferee. Requests for transfer of shares held in the Plan are subject to the same requirements as the transfer of common stock certificates, including the requirement of a medallion signature guarantee on the share assignment. The Plan Administrator will provide you with the appropriate forms upon request. If you have any shares bearing a restrictive legend in your account, the Plan Administrator will comply with the provisions of the restrictive legend before effecting a sale or transfer of the restricted shares. All transfers will be subject to the limitations on ownership and transfer provided in our charter which are summarized in the accompanying prospectus and which are incorporated into this prospectus supplement by reference.

(22)	How will my shares be voted?

For any meeting of shareholders, you will receive proxy materials in order to vote all shares held by the Plan for your account. All shares will be voted as designated by you or may be voted in person at the meeting of shareholders. If no instructions or executed proxy are received, the shares will not be voted. If you hold your shares through a broker, bank or nominee, that person will receive the proxy materials and you will need to contact that person in order to vote your shares.

(23)	Who pays the expenses of the Plan?

We will pay all day-to-day costs of the administration of the Plan. You will be responsible for a commission of 5% of the dividend payable to you, up to a maximum of $3.00 per dividend and a commission of $0.12 per share if shares are purchased in the open market. You will also be responsible for a sale service fee of $15 per transaction, $15 per transaction for batch orders, $30 per transaction for stop orders, and a sales commission of $0.12 per share. Additionally, there is a $15 per year fee for ordering duplicate statements for prior years.

(24)	What are our or the Plan Administrator's responsibilities under the Plan?

The Plan Administrator is acting solely as agent of the Company and owes no duties, fiduciary or otherwise, to any other person by reason of the Plan, and no implied duties, fiduciary or otherwise, shall be read into the Plan.

The Plan Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into the Plan against the Plan Administrator or the Company.

In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Plan Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The Plan Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under the Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances;

sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as administratively possible under the circumstances.

(25)	What happens if we issue a share dividend, subscription rights, declare a share split or make any other distribution in respect of common shares?

You will automatically receive a credit to your Plan account for your Plan shares and any book-entry shares will be credited as book-entry shares for any share dividend, share split or other distribution in respect of common shares that we may declare. In the event that we make available to the holders of our common shares subscription rights to purchase additional common shares or other securities, the Plan Administrator will sell the rights accruing to all shares held by the Plan Administrator for participants and will apply the net proceeds of the sale to the purchase of common shares with the next dividend reinvestment. If you do not want the Plan Administrator to sell the rights and invest the proceeds, you can notify the Plan Administrator by submitting an updated enrollment form and you can request distribution of subscription or other purchase rights directly to yourself. This will permit you to personally exercise, transfer or sell the rights associated with the shares. The processing of dividend reinvestments may be curtailed or suspended until the completion of any share dividend, share split or other distribution.

(26)	May shares in my account be pledged?

You may not pledge shares credited to your or any other participant’s account and any purported pledge will be void. If you wish to pledge shares, those shares must be withdrawn from the Plan.

(27)	May the Plan be changed or terminated?

We may amend, modify, suspend or terminate the Plan at any time. You will be notified by the Plan Administrator in writing of any substantial modifications made to the Plan. Any amendment may include an appointment by the Plan Administrator in its place of a successor Plan Administrator under the terms and conditions set forth herein, in which event we are authorized to pay the successor for the account of each participant, all dividends and distributions payable on common shares held by the participant under the Plan for application by the successor as provided herein. Notwithstanding the foregoing, such action shall not have any retroactive effect that would prejudice your interests.

(28)	What law governs the Plan?

The Plan will be governed by the law of the State of Delaware.

USE OF PROCEEDS

We intend to use the net proceeds from this offering for general corporate purposes, including future acquisitions, investments or repayment of indebtedness. The precise amount and timing of the application of the net proceeds will depend upon our capital requirements and the availability of other funds. We have no basis for estimating either the number of our common shares that ultimately will be sold pursuant to the Plan or the prices at which such shares will be sold.

We will not receive any funds under the Plan from the purchase for a participant’s account of common shares in the open market by the Plan Administrator.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of U.S. federal income tax considerations generally applicable to holders of our common shares who participate in the Plan. This discussion addresses only participants in the Plan who hold common shares as capital assets. This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to participants in the Plan in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to certain types of investors subject to special treatment under U.S. federal income tax laws, such as the following:

•	brokers or dealers in securities or currencies;
•	financial institutions;
•	pension plans;
•	regulated investment companies;
•	real estate investment trusts;
•	cooperatives;
•	except to the extent discussed below, tax-exempt entities;
•	insurance companies;
•	persons holding common shares as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	persons liable for alternative minimum tax;
•	U.S. expatriates;
•	partnerships or entities or arrangements treated as partnerships or other passthrough entities for U.S. federal income tax purposes (or investors therein); or
•	persons whose “functional currency” is not the U.S. dollar.

Furthermore, this discussion is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. In addition, this discussion does not address any state, local or non-U.S. tax considerations, or any U.S. federal tax considerations other than income tax considerations (such as estate or gift tax consequences or the Medicare contribution tax on certain investment income).

If you are a partnership or other passthrough entity for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners or owners generally will depend upon the status of such partners or owners and your activities.

The United States federal income tax treatment of our shareholders depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of holding common shares and participating in the Plan to any particular shareholder will depend on the shareholder’s particular tax circumstances. Accordingly, you should consult your tax advisor regarding the United States federal, state, local, and non-U.S. tax consequences of participating in the Plan.

Participation in the Plan

A shareholder who participates in the Plan will receive common shares in lieu of all or a portion of any cash distribution such shareholder would otherwise receive from us. Such a shareholder is generally expected to be treated as if such shareholder had been distributed cash in an amount equal to the amount reinvested under the Plan and had used such cash to purchase additional common shares from us or from another holder of our common shares, depending on how we instruct the Plan Administrator to reinvest the distribution subject to the Plan.

PLAN OF DISTRIBUTION

Newly issued common shares offered pursuant to the Plan will be purchased by the Plan Administrator directly from us. Our common shares purchased in the open market will be purchased by the Plan Administrator through a broker on the New York Stock Exchange or any other securities exchange on which our common shares are traded, in the over the counter market, or by negotiated transactions. Trading fees and service charges in connection with purchases under the Plan will be paid for by us.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information that we file with the SEC prior to the completion of this offering. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered to be a part of this prospectus supplement and the accompanying prospectus and any information filed by us with the SEC subsequent to the date of this prospectus supplement (but prior to the completion of this offering) will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which we have already filed with the SEC, except that any reports or portions thereof which are furnished under Item 2.02 or Item 7.01 of any Current Reports on Form 8-K (including financial statements or exhibits relating thereto furnished pursuant to Item 9.01) and not filed shall not be deemed incorporated by reference herein:

•	Annual Report on Form 10-K for the year ended December 31, 2016;
•	Current Report on Form 8-K filed on January 27, 2017; and
•	the description of our common shares set forth in our Registration Statement on Form 8-A, filed on May 11, 2015.

Whenever after the date of this prospectus supplement (but prior to the completion of this offering) we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be a part of this prospectus supplement and the accompanying prospectus from the time they are filed (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules). Any statement made in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Requests should be directed to Fortress Transportation and Infrastructure Investors LLC, 1345 Avenue of the Americas, 45th Floor, New York, New York, 10105, Attention: Investor Relations (telephone number (212) 798-6128 and email address ir@ftandi.com). Our SEC filings are also available free of charge at our website (www.ftandi.com). The information on or accessible through our website is not incorporated by reference into this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. Our Commission filings are also available on the Internet at the Commission’s website at http://www.sec.gov. Our common shares are listed on the NYSE under the trading symbol “FTAI.”

We have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement and do not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the Commission’s Public Reference Room, as well as through the Commission’s website.

EXPERTS

The consolidated financial statements of Fortress Transportation and Infrastructure Investors LLC and subsidiaries and Intermodal Finance I Ltd. and Subsidiaries appearing in Fortress Transportation and Infrastructure Investors LLC and subsidiaries Annual Report (Form 10-K) for the year ended December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements as of December 31, 2015 and for each of the two years in the period ended December 31, 2015 incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The financial statements of Intermodal Finance I Ltd. and Subsidiaries as of December 31, 2015 and for each of the two years in the period ended December 31, 2015 incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will pass upon certain legal matters with respect to the validity of the issuance of the common shares offered pursuant to this prospectus supplement.

Annex A

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

DIVIDEND REINVESTMENT PLAN

February 24, 2017

1.	PURPOSE AND ADMINISTRATION

Fortress Transportation and Infrastructure Investors LLC, a Delaware limited liability company (the “Company”), has adopted a Dividend Reinvestment Plan (the “Plan”) for the purchase of the Company's common shares, par value $0.01 per share (the “Common Shares”). The purpose of the Plan is to provide shareholders of the Company with an opportunity to invest automatically cash dividends paid upon the Common Shares held by them (“Reinvested Dividends”). American Stock Transfer & Trust Company, LLC, as agent, or such successor plan administrator as the Company may designate (the “Agent”), will administer the Plan.

2.	PARTICIPATION

Any existing holder of Common Shares which are registered in his or her name on the records of the Agent may enroll in the Plan (any such person so enrolled in the Plan is referred to herein as a “Participant”).

Beneficial owners of Common Shares registered in the name of another person or entity must make arrangements for that person or entity to participate in the Plan on your behalf, or must arrange to have such Common Shares registered in the beneficial owner's name in order to participate.

To enroll in the Plan, a prospective Participant must complete and sign an account authorization form, substantially in the form attached hereto as Exhibit A or in such other form as the Company may designate (the “Enrollment Form”) and return it to the Agent. If the Common Shares are registered in more than one name (such as joint tenants, trustees, etc.), all registered holders must sign an Enrollment Form.

A.	Participation in the Plan.

A prospective Participant may join the Plan at any time.

Participation in the Plan will begin on the next date the Company pays dividends on its Common Shares (the “Dividend Payment Date”); provided that the Agent receives such Participant's Enrollment Form on or before the record date (the “Dividend Record Date”) for such Dividend Payment Date.

Should the Enrollment Form not arrive on or before the Dividend Record Date, those funds will be paid to the Participant in accordance with the Company's then current dividend payment policy or be held without interest until they can be invested pursuant to the Plan on the next Dividend Payment Date. In such case, unless the Participant otherwise directs the Agent, such Participant's participation in the Plan will begin on the following Dividend Payment Date. If not specified otherwise, the Enrollment Form directs the Agent to reinvest cash dividends on all shares enrolled in the Plan. However, a Participant may elect “Partial Dividend Reinvestment” or “No Reinvestment” as described below. If a Participant does not make an election on his or her Enrollment Form, the Agent will reinvest all dividends paid on the Participant's shares.

B.	Partial Dividend Reinvestment.

By selecting the “Partial Dividend Reinvestment” option on the Enrollment Form, shareholders may elect to receive cash dividends on a specified number of their shares, and reinvest the dividends on the balance of such shares. A Participant may change the dividend reinvestment option at any time by submitting a newly executed Enrollment Form to the Agent or by writing to the Agent. Enrollment Forms may be obtained by contacting the Agent at the address set forth in Section 19. Any change in the number of shares with respect to which the Agent is authorized to reinvest dividends must be received by the Agent prior to the Dividend Record Date in order to permit the new number of shares to apply to that dividend.

3.	DIVIDEND REINVESTMENT

Reinvested Dividends shall be, at the Company's option, purchased either from (i) authorized but previously unissued Common Shares; (ii) Common Shares purchased in the open market or privately negotiated transactions; or (iii) a combination of both. In any case, such shares will be sold to the Participant at a price per share determined in accordance with Sections 4 and 5 hereof.

Newly authorized but previously unissued Common Shares as well as shares purchased in the open market or in privately negotiated transactions will be purchased and issued to each Participant on each Dividend Payment Date. In the event that (1) the Company has elected to purchase shares with Reinvested Dividends from authorized but previously unissued Common Shares and (2) there are no trades of Common Shares reported on the New York Stock Exchange Composite (the “NYSE Composite”) on a Dividend Payment Date, the Agent shall apply such Reinvested Dividends on the next business day on which there are trades of Common Shares reported on the NYSE Composite (a “Trading Day”).

Reinvested Dividends are not subject to any minimum or maximum purchase restrictions except those specified by the Participant as set forth in Section 2.B of this Plan.

4.	DISCOUNT PRICING

The Company may elect to establish a discount from the market price of up to 5% applicable to Reinvested Dividends for newly issued Common Shares purchased directly from the Company. The Company, however, will not offer a discount for any Common Shares purchased by the Agent in the open market or in privately negotiated transactions under the Plan. The Company may change the discount in its discretion.

5.	SHARE PURCHASES

As Agent for the Participants in the Plan, the Agent will receive cash dividends from the Company with respect to Common Shares held by the Participants. Shares to be purchased under the Plan with such Reinvested Dividends may be purchased in the open market by the Agent on the NYSE or any securities exchange where the Company's Common Shares are traded, in the over-the-counter market, or in negotiated transactions, and may be subject to such terms with respect to price, delivery and other matters as to which the Agent may agree. Alternatively, or in combination with open market purchases, the Company has the right to satisfy its obligations under the Plan, by registering and issuing additional Common Shares, subject to compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder. The Company may, without giving Participants prior notice, change the Company's determination as to whether the Agent will purchase Common Shares directly from the Company, in the open market or in privately negotiated transactions from third parties or in a combination of both, in connection with the purchase of shares with Reinvested Dividends.

In the event that the Company satisfies its obligations hereunder by registering and issuing additional Common Shares, the date of issuance of shares to be purchased with Reinvested Dividends will be the Dividend Payment Date.

When the Company issues Common Shares to satisfy its obligations under the Plan, for each day on which shares are purchased, the purchase price per share will be the average of the highest and lowest NYSE Composite price per share or, if the Common Shares are not then listed on the New York Stock Exchange (the “NYSE”), any other securities exchange or national quotation service on which the Common Shares are then traded or listed for quotation on such Dividend Payment Date (less a discount ranging from 0% to 5%); provided that if no trades of Common Shares are reported on the NYSE on the Dividend Payment Date, as applicable, the Agent shall apply such Reinvested Dividends on the next Trading Day on which there are trades of Common Shares reported on the NYSE.

A.	Price for Shares Purchased from the Open Market or in Privately Negotiated Transactions.

Common Shares purchased under the Plan on the open market or in privately negotiated transactions shall occur on or during the applicable Dividend Payment Date.

Notwithstanding anything to the contrary in this Plan, the amount per share paid by a Participant for any Common Shares (whether acquired from the Company or through open market or privately negotiated transactions) purchased on any applicable Dividend Payment Date in open market or privately negotiated transactions, less the per share amount of any brokerage commissions, trading fees and any other costs of purchase paid by the Company, shall not be less than 95% of the average of the high and low NYSE Composite prices of the Common Shares reported by the NYSE or other exchange or national quotation system on that particular Trading Day (the “Minimum Acceptable Price”). In the event that shares would be purchased below the Minimum Acceptable Price, the Participant's purchase price per share will equal the Minimum Acceptable Price.

The number of shares to be purchased for a Participant will depend on the net amount of the Participant's dividends available for reinvestment under the Plan (after any applicable tax withholding) and the price per share of Common Shares purchased for the Participant's benefit. Each Participant's account will be credited with the number of shares, including fractions calculated to three decimal places, equal to the total of a Participant's funds available for investment, divided by the applicable per share purchase price of the shares purchased.

The Agent shall have no responsibility as to the value of the Common Shares acquired for a Participant's account. It is understood that for a number of reasons, including observance of the Rules and Regulations of the Securities and Exchange Commission requiring temporary curtailment or suspension of purchases, the whole amount of funds available in a Participant's account for the purchase of Common Shares might not be applied to such purchase. The Agent shall not be liable when conditions prevent the purchase of Common Shares or interfere with the timing of such purchases.

6.	COSTS

The Company will pay all of the costs associated with administering the Plan. Each Participant will be responsible for the transaction fees and any commissions associated with the purchase and sale of Common Shares attributable to each Participant under the Plan.

7.	CUSTODIAL SERVICE

All Common Shares that are purchased by Participants under the Plan shall be held in the Participant's name and the shares shall be added to the Participants' balance in the Plan. The Agent shall act as custodian for all of the Participants' shares held in the Plan.

8.	STATEMENT OF ACCOUNT

As soon as administratively possible after the purchase of Common Shares is completed, the Agent will send each Participant a statement of account confirming the transaction and itemizing any previous investment activity for the calendar year. If a Participant participates in the Plan through a broker, bank or nominee, the Participant's statement of account will be sent to the respective broker, bank or nominee and the Participant must contact the broker, bank or nominee to obtain the statement.

9.	DIVIDENDS ON PLAN SHARES

As the custodian for the Common Shares held in Participants' accounts under the Plan, the Agent will receive dividends for all Plan shares held on the applicable record date, and (less any required withholding for taxes under applicable law) will credit such dividends to Participants' accounts on the basis of shares held in these accounts and automatically reinvest such dividends net of any applicable withholding for taxes in additional Common Shares unless it is otherwise instructed in writing by the Participant.

If the Company distributes shareholders' subscription rights to purchase additional Common Shares or other securities, the Agent shall sell the rights accruing to all shares held in a Participant's name when the rights become separately tradable. The Agent will apply the net proceeds from the sale of the rights to the purchase of Common Shares on the next Dividend Payment Date. If a Participant does not want the subscription or such other rights sold, such Participant may notify the Agent by submitting an updated Enrollment Form which shall direct the Agent to distribute the rights directly to the Participant. Transaction processing may be curtailed or suspended until the completion of any share split, share dividend or share subscription rights.

10.	SALE OF PLAN SHARES

A Participant may instruct the Agent in writing to sell any or all of the whole shares of Common Shares held in the Plan. The written notification to the Agent must include the number of shares to be sold. Any such request that does not clearly indicate the number of shares to be sold will be returned to the Participant with no action taken. The Agent will make the sale as soon as administratively possible after receipt of a Participant's proper request and a check for the proceeds, less brokerage commission, transfer taxes (if any) and a service fee will be sent by the Agent promptly after the settlement date. No Participant shall have the authority or power to direct the date or sales price at which Common Shares may be sold. A withdrawal/termination form will be provided on the reverse side of the statement of account for this purpose. Participants should mail this form to the Agent at the address set forth in Section 20.

A Participant may transfer ownership of all or any part of their shares held in the Plan through gift, private sale or otherwise, by mailing to the Agent at the address set forth in Section 19 a properly executed share assignment, along with a letter requesting the transfer and a Substitute Form W-9 completed by the transferee. If any shares in such Participant's account contain a restrictive legend, the Agent will comply with the provisions of such restrictive legend before effecting a sale or transfer of such restricted shares. All transfers shall be subject to the limitations on ownership and transfer provided herein and in the Company's charter.

11.	TERMINATION OF PLAN PARTICIPATION

To terminate participation in the Plan, a Participant must notify the Agent in writing. The Company may also terminate the Plan by sending written notice to the Participants and to the Agent. After the Agent receives the termination notice, dividends will be sent to the shareholder in the usual manner. A termination notice will be effective upon receipt by the Agent provided such notice is received at one (1) business day prior to any Dividend Record Date. If the notice is received later than such date, the termination notice will not be effective until after purchases made from dividends paid have been completed and credited to Participants' accounts. A Participant requesting termination may elect to retain the Common Shares or to sell all or a portion of the Common Shares in the account. If a Participant chooses to retain Common Shares, the Common Shares will be converted and held in book-entry direct registration shares.

Any fractional shares held in a Participant's account under the Plan at the time of termination will be converted to cash at a price equal to the average of the highest and lowest NYSE Composite price per share as then reported by the NYSE or, if the Common Shares are not then listed on the NYSE, any other securities exchange or national quotation service on which the Common Shares are then traded or listed for quotation on the date of such conversion, and the Agent will deliver a check to the Participant for the net proceeds.

If a Participant transfers shares registered in such Participant's name on the Company's books but does not notify the Agent, the Agent will continue to reinvest dividends on shares held in such Participant's account under the Plan until otherwise directed.

If a Participant's Plan account balance falls below one full share, the Agent reserves the right to liquidate the fraction and remit the proceeds, less any applicable fees and taxes, to the Participant at the Participant's address appearing in the Agent's records.

12.	PLAN ADMINISTRATION

The Agent, or a successor selected by the Company, will administer the Plan for Participants, keep records, send statements of account to Participants, answer Participants' questions and perform other duties set forth herein or otherwise related to the Plan. All inquiries regarding the Plan should be sent to the Agent at the appropriate address set forth in Section 19.

As soon as administratively possible after each purchase for a Participant's account, a statement of account will be mailed to the Participant by the Agent. In addition, the Agent shall send to each Participant all communications sent to other shareholders, including, if applicable, any annual and quarterly reports to shareholders, proxy statements and income information for tax reporting purposes. The Agent will also send a statement following any sale activity in a Participant's account. In this statement a Participant will receive a check and information regarding the trade such as sale price, shares sold, fees, net dollars and taxes, if any. The Agent shall withhold any amounts required to be withheld under applicable law and, on or before the date required by applicable law, file with the appropriate governmental agency and provide to each Participant all required tax forms. A Form 1099B will be sent to you at the end of the year.

The Company may remove the Agent upon sixty (60) days prior written notice to the Agent (the “Termination Notice”). The Agent may resign as Agent upon sixty (60) days prior written notice to the Company. Upon any such removal or resignation, the Agent shall be relieved and discharged of any further responsibilities with respect to its duties thereunder. Not later than thirty (30) days after the date on which the Agent receives or delivers, as the case may be, the Termination Notice (the “Termination Notice Date”), the Company shall deliver to the Agent a written notice instructing the Agent to deliver to the Company or its designee all of the statements of account, the Common Shares held by the Agent under the Plan, and all other books and records in connection with the administration of the Plan (collectively, the “Plan Records”). The Agent shall comply with instruction and deliver the Plan Records to the Company or its designee not later than ten (10) business days following the date it receives such instruction; provided, however, that if no instruction is received by the Agent by the 30th day following the Termination Notice Date, the Agent shall deliver the Plan Records to the Company not later than forty-five (45) days after the Termination Notice Date. The Agent shall cooperate with and assist the Company or any successor agent with the transfer of the Plan Records.

As Agent, American Stock Transfer & Trust Company, LLC shall act in accordance with the Plan and in accordance with applicable laws, including without limitation the Exchange Act, and interpretations thereof by the Securities and Exchange Commission.

The Agent shall keep appropriate records concerning the Plan accounts, purchases and sales of the Company's securities made under the Plan and Participants' addresses of record and shall send statements of account and confirmations to each Participant in accordance with the provisions hereof. Without limiting the foregoing, the Agent shall maintain and retain for a period of not less than two years from the date of the event the following information: (i) the dates and substance of any materials distributed in connection with the Plan, (ii) the number of Participants as of the end of each month; (iii) the volume of Company securities purchased under the Plan by the Agent each month; and (iv) a record of any period during which the Company is engaged in any other distribution of its Common Shares or other Company securities for purposes of Regulation M under the Exchange Act. The Company shall notify the Agent of the commencement and the termination of any such period on the date of any such commencement or termination:

The Agent:

(a)	shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing between the Agent and the Company. Without limiting the foregoing, nothing herein shall impose any fiduciary duty upon the Agent to any Participant, as such term is defined herein;
(b)	shall be regarded as making no representation and having no responsibilities as to the validity, sufficiency, value, or genuineness of any of the Company's securities purchased or sold in connection herewith, and will not be required to or be responsible for and will make no representations as to, the validity, sufficiency, value or genuineness of any of the Company's securities;
(c)	shall not be obligated to take any legal action hereunder; if, however, the Agent determines to take any legal action hereunder, and where the taking of such action might, in its reasonable judgment, subject or expose it to any expense or liability, the Agent shall not be required to act unless it shall have been furnished with an indemnity reasonably satisfactory to it;
(d)	may rely on and shall be fully authorized and protected in acting or failing to act in good faith reliance upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to and believed by the Agent to be genuine and to have been signed by the proper person or persons;
(e)	shall not be liable or responsible for any failure on the part of the Company or any Participant to comply with any of their respective obligations relating to the Plan or under applicable law, including without limitation obligations under applicable securities laws;
(f)	shall have no obligation to make any payment unless it has received the necessary funds as set forth herein to make such payments in full;
(g)	may consult with counsel reasonably satisfactory to the Agent, including in-house counsel, if any, or counsel to the Company, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by the Agent in good faith and in accordance with the advice of such counsel;
(h)	may perform any of its duties hereunder either directly or by or through agents or attorney which are not affiliates of the Company (except for purchase and sale orders submitted by Participants, including accompanying funds, all of which will be handled only by the Agent's personnel), provided that (i) any activities that constitute transfer agent functions, as defined in section 3(a)(25) of the Exchange Act, must be conducted either by the Agent itself or by a service organization that is a registered transfer agent under the Exchange Act, and (ii) no such agent or attorney shall receive compensation based on the number and type of orders or transactions processed through the Plan. The Agent shall not be liable or responsible for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by it hereunder; and

(i)	is not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person.

In exercising all of its duties and obligations hereunder, the Agent shall use the same degree of skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

Notwithstanding the foregoing, the Agent may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that the Agent shall not be liable for any error or judgment made in good faith unless it is proved that the Agent was negligent in ascertaining the pertinent facts.

The Agent may charge reasonable fees for its services in connection with the Plan (to the extent consistent with the provisions of the Plan) including without limitation fees for purchase and sale order processing, enrollment, custody, account maintenance and dividend reinvestment and shall be reimbursed for all its reasonable out-of-pocket costs and expenses. All such administrative fees, costs and expenses shall be paid by the Company, except that Participants and other eligible book entry shareholders will be required to pay a nominal commission and fee for each sale order and a nominal fee for the issuance of duplicate statements of account or transaction notices. The Agent may from time to time by notice to the Company and the Participants establish the amount of any such fees.

The Agent shall have the authority to undertake any act reasonably necessary to fulfill its duties as set forth herein.

In administering the Plan, neither the Agent, the Company nor any agent for either will be liable for (i) any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death or adjudicated incompetence prior to the receipt of written notice of such death or adjudicated incompetence, (ii) the prices at which Common Shares are purchased for the Participant's account, (iii) the times when purchases are made or (iv) fluctuations in the per share market value of the Common Shares. The Agent shall not be liable for any failure or delays arising out of conditions beyond its reasonable control including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, storms, electrical, mechanical, computer or communications facilities failures, acts of God or similar occurrences.

Neither the Agent, the Company nor any agent for either shall have any duties, responsibilities or liabilities except such as are expressly set forth herein and in the Agent Agreement. The Company specifically disclaims any responsibility for any of the Agent's actions or inactions in connection with the administration hereof.

The Company will indemnify and hold harmless the Agent and its officers, directors, shareholders, and agents from and against any loss, liability, damage or expense (including reasonable attorneys' fees and expenses) (a “Loss”) incurred as a result of the performance of the Agent's duties hereunder, provided that such Loss is not (a) due to any negligent or bad faith act or omission by the Agent, (b) due to a failure by the Agent to act in accordance with the provisions hereof or the written instructions of the Company or (c) due to a breach by the Agent of its agreements set forth herein.

13.	PLEDGE OF SHARES

Shares held in the Plan may not be pledged or assigned, and any such purported pledge or assignment shall be void.

14.	VOTING

The Agent will not vote any shares that it holds for a Participant's account except as directed by the Participant. If no instructions are received, the shares will not be voted. Each Participant that is a registered holder will receive a proxy voting card for the total of their whole shares, including shares that they hold in the Plan. Neither the Company nor the Agent shall be required to send proxy materials to any Participant that holds Common Shares through a broker, bank or nominee and any such Participant must contact such broker, bank or nominee to vote their shares.

15.	AMENDMENT OR TERMINATION OF PLAN

The Plan may be amended, modified, suspended, supplemented or terminated by the Company at any time, provided, however, that when necessary or appropriate to comply with law or the rules or policies of the Securities and Exchange Commission or other applicable regulatory authority, such action shall be effective only by mailing appropriate written notice at least thirty (30) days prior to the effective date of such action to each Participant. Any such action shall be deemed accepted by the Participant unless prior to the effective date thereof, the Agent receives written notice of the termination of the Participant's account. Any such amendment may include an appointment by the Company of a successor agent under the terms and conditions set forth herein, in which event the Company is authorized to pay such successor agent for the account of each Participant all dividends and distributions payable on Common Shares held by the Participant under the Plan for application by such successor agent as provided herein. Notwithstanding the foregoing, such action shall not have any retroactive effect that would prejudice the interests of the Participants. In the event of termination, whole shares held by each Participant in the Plan will be issued to such Participant in DRS Book-Entry together with a check for the net proceeds of the value of any fractional shares, which value will be equal to the average of the highest and lowest NYSE Composite price per share as then reported by the NYSE or, if the Common Shares are not then listed on the NYSE, any other securities exchange or national quotation service on which the Common Shares are then traded or listed for quotation on the date of such termination.

16.	GOVERNING LAW

The terms and conditions of the Plan and its operation shall be governed by the internal laws of the State of Delaware, without regard to otherwise applicable principles of conflicts of law.

17.	INTERPRETATION

Any question of interpretation arising under the Plan will be determined by the Company, and any such determination will be final.

18.	EFFECTIVE DATE

The effective date of the Plan shall be February 24, 2017.

19.	CORRESPONDENCE AND QUESTIONS

All correspondence and questions regarding the Plan and any account thereunder should be directed to:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Telephone: 1-800-278-4353 (toll free)

All financial transaction processing, including enrollments, sales, withdrawals and deposits should be directed to:

American Stock Transfer & Trust Company, LLC
P.O. Box 922, Wall Street Station
New York, New York 10269-0560
Plan Administration Department

PROSPECTUS

FORTRESS TRANSPORTATION AND
INFRASTRUCTURE INVESTORS LLC

COMMON SHARES
PREFERRED SHARES
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
SUBSCRIPTION RIGHTS
PURCHASE CONTRACTS
AND
PURCHASE UNITS

We may offer, issue and sell from time to time, together or separately, our common shares; our preferred shares, which we may issue in one or more series; depositary shares representing our preferred shares; our debt securities, which may be senior, subordinated or junior subordinated debt securities; warrants to purchase debt or equity securities; subscription rights to purchase our common shares, our preferred shares or our debt securities; purchase contracts to purchase our common shares, our preferred shares or our debt securities; or purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder's obligation to purchase our common shares or other securities under the purchase contracts.

We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet that will precede the prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents or directly to purchasers. These securities also may be resold by selling shareholders, whether owned on the date hereof or hereafter. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering and the identities of any selling shareholders. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “FTAI.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Unless otherwise provided in the applicable prospectus supplement, in the event that we offer common shares to the public, we will simultaneously grant to our manager, FIG LLC (our “Manager”), or to an affiliate of our Manager, an option with respect to a number of shares equal to 10% of the aggregate number of shares being offered in such offering at an exercise price per share equal to the public offering price per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. BEFORE BUYING OUR SECURITIES, YOU SHOULD REFER TO THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS, IN PROSPECTUS SUPPLEMENTS RELATING TO SPECIFIC OFFERINGS OF SECURITIES AND IN OTHER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 24, 2017.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “FTAI,” “we,” “our,” and “us” refer to Fortress Transportation and Infrastructure Investors LLC and its direct and indirect subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf process, we or the selling shareholders may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings at an unspecified aggregate initial offering price.

This prospectus provides you with a general description of the securities we or the selling shareholders may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely on the information contained or incorporated by reference in this prospectus. Neither we nor any selling shareholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling shareholder are making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted.

You should assume that the information in this prospectus is accurate as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summary descriptions of the common shares, preferred shares, depositary shares, debt securities, warrants, subscription rights, purchase contracts and purchase units that we or selling shareholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings can be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. Our Commission filings are also available on the Internet at the Commission's website at http://www.sec.gov. Our common shares are listed on the NYSE under the trading symbol “FTAI.”

We have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the Commission's Public Reference Room, as well as through the Commission's website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus information that we file with the Commission. This permits us to disclose important information to you by referring to these filed documents. Any information referenced this way is considered to be a part of this prospectus and any such information filed by us with the Commission subsequent to the date of this prospectus will automatically be deemed to update and supersede this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that we have already filed with the Commission (other than any information that is furnished, rather than filed, under the Commission's applicable rules):

•	Annual Report on Form 10-K for the year ended December 31, 2016;
•	Current Report on Form 8-K filed on January 27, 2017; and
•	the description of our common shares set forth in our Registration Statement on Form 8-A, filed on May 11, 2015.

Whenever after the date of this prospectus we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), those reports and documents will be deemed to be a part of this prospectus from the time they are filed (other than documents or information deemed to have been furnished and not filed in accordance with Commission rules). Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to Fortress Transportation and Infrastructure Investors LLC, 1345 Avenue of the Americas, 45th Floor, New York, New York, 10105, Attention: Investor Relations (telephone number (212) 798-6128 and email address ir@ftandi.com). Our SEC filings are also available free of charge at our website (www.ftandi.com). The information on or accessible through our website is not incorporated by reference into this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Such forward-looking statements relate to, among other things, the operating performance of our investments, the stability of our earnings, our financing needs and the size and attractiveness of market opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations, cash flows or financial condition or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. As set forth more fully under the heading “Risk Factors” contained in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference herein, factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	changes in economic conditions generally and specifically in our industry sectors, and other risks relating to the global economy;
•	reductions in cash flows received from our assets, as well as contractual limitations on the use of our aviation assets to secure debt for borrowed money;
•	our ability to take advantage of acquisition opportunities at favorable prices;
•	a lack of liquidity surrounding our assets, which could impede our ability to vary our portfolio in an appropriate manner;
•	the relative spreads between the yield on the assets we acquire and the cost of financing;
•	adverse changes in the financing markets we access affecting our ability to finance our acquisitions;
•	customer defaults on their obligations;
•	our ability to renew existing contracts and win additional contracts with existing or potential customers;
•	the availability and cost of capital for future acquisitions;
•	concentration of a particular type of asset or in a particular sector;
•	competition within the aviation, energy, intermodal transport and rail sectors;
•	the competitive market for acquisition opportunities;
•	risks related to operating through joint ventures or partnerships or through consortium arrangements;
•	obsolescence of our assets or our ability to sell, re-lease or re-charter our assets;
•	exposure to uninsurable losses and force majeure events;
•	infrastructure operations may require substantial capital expenditures;
•	the legislative/regulatory environment and exposure to increased economic regulation;
•	exposure to the oil and gas industry's volatile oil and gas prices;
•	difficulties in obtaining effective legal redress in jurisdictions in which we operate with less developed legal systems;
•	our ability to maintain our exemption from registration under the Investment Company Act of 1940 and the fact that maintaining such exemption imposes limits on our operations;
•	our ability to successfully utilize leverage in connection with our investments;

•	foreign currency risk and risk management activities;
•	effectiveness of our internal control over financial reporting;
•	exposure to environmental risks, including increasing environmental legislation and the broader impacts of climate change;
•	changes in interest rates and/or credit spreads, as well as the success of any hedging strategy we may undertake in relation to such changes;
•	actions taken by national, state, or provincial governments, including nationalization, or the imposition of new taxes, could materially impact the financial performance or value of our assets;
•	our dependence on our Manager and its professionals and actual, potential or perceived conflicts of interest in our relationship with our Manager;
•	effects of the pending merger of Fortress Investment Group LLC with affiliates of SoftBank Group Corp.;
•	volatility in the market price of our common shares; and
•	the inability to pay dividends to our shareholders in the future.

Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this prospectus. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

Our Company

Fortress Transportation and Infrastructure Investors LLC, a Delaware limited liability company (the “Company”), was formed on February 19, 2014. Except as otherwise specified, “FTAI”, “we”, “us”, “our”, and “the Company” refer to the Company and its consolidated subsidiaries, including Fortress Worldwide Transportation and Infrastructure General Partnership (“Holdco”). Our business has been, and will continue to be, conducted through Holdco for the purpose of acquiring, managing and disposing of transportation and transportation-related infrastructure and equipment assets. Fortress Worldwide Transportation and Infrastructure Master GP LLC (the “Master GP”), owns 0.05% of Holdco and is the general partner of Holdco, which was formed on May 9, 2011 and commenced operations on June 23, 2011.

We own and acquire high quality infrastructure and equipment that is essential for the transportation of goods and people globally. We currently invest across four market sectors: aviation, energy, intermodal transport and rail. We target assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. Our existing mix of assets provides significant cash flows as well as organic growth potential through identified projects. In addition, we believe that there are a large number of acquisition opportunities in our target sectors and that our Manager’s expertise and business and financing relationships, together with our access to capital, will allow us to take advantage of these opportunities. As of December 31, 2016, we had total consolidated assets of $1.5 billion and total equity of $1.2 billion.

Our operations consist of two primary strategic business units - Infrastructure and Equipment Leasing. Our Infrastructure Business acquires long-lived assets that provide mission-critical services or functions to transportation networks and typically have high barriers to entry. The Company targets or develops operating businesses with strong margins, stable cash flows and upside from earnings growth and asset appreciation driven by increased use and inflation. Our Equipment Leasing Business acquires assets that are designed to carry cargo or people or provide functionality to transportation infrastructure. Transportation equipment assets are typically long-lived, moveable and leased by us on either operating leases or finance leases to companies that provide transportation services. Our leases generally provide for long-term contractual cash flow with high cash-on-cash yields and include structural protections to mitigate credit risk.

Our Manager

Pursuant to a management agreement, we are externally managed and advised by our Manager, an affiliate of Fortress Investment Group LLC (“Fortress”). Fortress is a leading global investment management firm with approximately $70 billion of assets under management as of December 31, 2016, which has a dedicated team of experienced professionals focused on the acquisition of transportation and infrastructure assets since 2002.

Pursuant to the terms of our management agreement, our Manager provides us with a management team and other professionals who are responsible for implementing our business strategy and performing certain services for us, subject to oversight by our board of directors. Our Manager’s duties include: (i) performing all of our day-to-day functions, (ii) determining investment criteria in accordance with the broad investment guidelines adopted by our board of directors, (iii) sourcing, analyzing and executing on acquisitions and sales, (iv) performing ongoing commercial management of the portfolio, and (v) providing financial and accounting management services.

Our management agreement has an initial ten-year term and is automatically renewed for one-year terms thereafter unless terminated by our Manager. Our Manager is entitled to receive a management fee from us, payable monthly, that is based on the average value of our total equity (excluding non-controlling interests) determined on a consolidated basis in accordance with GAAP as of the last day of the two most recently completed months multiplied by an annual rate of 1.50%. In addition, we are obligated to reimburse certain expenses incurred by our Manager on our behalf.

General

Our common shares are traded on the NYSE under the symbol “FTAI.”

We are formed in Delaware and the address of our principal executive office is 1345 Avenue of the Americas, 45th Floor, New York, New York, 10105. Our telephone number is (212) 798-6100. Our Internet address is www.ftandi.com. ftandi.com is an interactive textual reference only, meaning that the information contained on the website is not part of this prospectus and is not incorporated into this prospectus or any accompanying prospectus supplement by reference.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in any prospectus supplement as well as under the heading “Risk Factors” contained in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Incorporation of Certain Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from any sale of securities for general corporate purposes, which may include funding one or more acquisitions in whole or in part. We may provide additional information on the use of the net proceeds from any sale of securities in an applicable prospectus supplement or other offering materials relating to the securities.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling shareholder. We may pay certain expenses in connection with sales by selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Year Ended December 31,
	2016		2015		2014	2013	2012
Ratio of Earnings to Fixed Charges(2)	—	(1)	—	(1)	1.59	9.40	33.47
(1)	The ratio of earnings to fixed charges was less than one-to-one for these periods. Earnings were insufficient to cover fixed charges by $34,513 and $21,072 for the years ended December 31, 2016 and 2015, respectively.
(2)	During all of the periods presented, we had no preferred stock outstanding. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends does not differ from the ratio of earnings to fixed charges presented herein.

DESCRIPTION OF DEBT SECURITIES

We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and U.S. Bank, National Association. Holders of our indebtedness will be structurally subordinated to holders of any indebtedness (including trade payables) of any of our subsidiaries.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the applicable indenture and those made a part of the global indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, the applicable prospectus supplement and provisions of the applicable indenture and indenture supplement, if any, in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;
•	whether the debt securities will be senior, subordinated or junior subordinated;
•	any applicable subordination provisions for any subordinated debt securities;
•	the maturity date(s) or method for determining same;
•	the interest rate(s) or the method for determining same;
•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;
•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•	redemption or early repayment provisions;
•	authorized denominations;
•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;
•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;
•	amount of discount or premium, if any, with which such debt securities will be issued;
•	any covenants applicable to the particular debt securities being issued;
•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;
•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;
•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;
•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;
•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;
•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;
•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and
•	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date would be linked, will be described in the applicable prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or to another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or to a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

DESCRIPTION OF SHARES

The following description of our common shares and provisions of our operating agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our operating agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors are urged to read the exhibits for a complete understanding of our operating agreement.

Authorized Shares

Our authorized shares consists of:

•	2,000,000,000 common shares; and
•	200,000,000 preferred shares.

As of February 23, 2016, 75,757,175 common shares were issued and outstanding. All the outstanding common shares are fully paid and non-assessable. No preferred shares are outstanding.

Common Shares

No holder of common shares is entitled to preemptive, preferential or similar rights or redemption or conversion rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by our operating agreement, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.

Each holder of common shares is entitled to one vote for each common share held on all matters submitted to a vote of shareholders. Except as provided with respect to any other class or series of shares, the holders of our common shares will possess the exclusive right to vote for the election of directors and for all other purposes. Our operating agreement does not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common shares can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors.

Subject to any preference rights of holders of any preferred shares that we may issue in the future, holders of our common shares are entitled to receive dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common shares are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred shares prior to distribution.

Preferred Shares

Pursuant to our operating agreement, our board of directors by resolution may establish one or more series of preferred shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. The rights with respect to a series of preferred shares may be more favorable to the holder(s) thereof than the rights attached to our common shares. It is not possible to state the actual effect of the issuance of any preferred shares on the rights of holders of our common shares until our board of directors determines the specific rights attached to such preference share. The effect of issuing preferred shares may include, among other things, one or more of the following:

•	restricting dividends in respect of our common shares;
•	diluting the voting power of our common shares or providing that holders of preferred shares have the right to vote on matters as a class;
•	impairing the liquidation rights of our common shares; or
•	delaying or preventing a change of control of us.

Transfer Agent

The registrar and transfer agent for our common shares is American Stock Transfer & Trust Company, LLC.

Listing

Our common shares are listed on the NYSE under the symbol “FTAI.”

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary receipts representing interests in shares of particular series of preferred shares which are called depositary shares. We will deposit the preferred shares of a series which is the subject of depositary shares with a depositary, which will hold that preferred shares for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred shares to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred shares.

While the deposit agreement relating to a particular series of preferred shares may have provisions applicable solely to that series of preferred shares, all deposit agreements relating to preferred shares we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred shares of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred shares an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Shares

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred shares, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of preferred shares held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred shares held by the depositary which we redeem, subject to the depositary's receiving the redemption price of those shares of preferred shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred shares to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred shares to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred shares which is represented by the depositary share.

Conversion

If shares of a series of preferred shares are convertible into common shares or other of our securities or property, holders of depositary shares relating to that series of preferred shares will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the common shares or other securities or property into which the number of shares (or fractions of shares) of preferred shares to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred shares to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred shares to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred shares to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	All outstanding depositary shares to which it relates have been redeemed or converted.
•	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred shares to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the price or prices at which the warrants will be issued;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time; and
•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common shares, our preferred shares or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the shareholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;
•	the number and terms of each common share or preferred share or debt securities which may be purchased per each subscription right;
•	the exercise price payable for each common share or preferred share or debt securities upon the exercise of the subscription rights;
•	the extent to which the subscription rights are transferable;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our common shares, our preferred shares or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders' obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

SELLING SHAREHOLDERS

Information about selling shareholders, when applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

CERTAIN PROVISIONS OF DELAWARE LAW AND OUR OPERATING AGREEMENT

OUR OPERATING AGREEMENT

Organization and Duration

Our limited liability company was formed on February 13, 2014 as Fortress Transportation and Infrastructure Investors LLC, and will remain in existence until dissolved in accordance with our operating agreement.

Purpose

Under our operating agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity; provided, however, that, except if our board of directors determines that it is no longer in our best interests, our Manager shall not cause us to engage, directly or indirectly, in any business activity that our board of directors determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing our common shares, you will be admitted as a member of our limited liability company and will be deemed to have agreed to be bound by the terms of our operating agreement. Pursuant to this agreement, each shareholder and each person who acquires shares from a shareholder grants to certain of our officers (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants certain of our officers the authority to make certain amendments to, and to make consents and waivers under and in accordance with, our operating agreement.

Limited Liability

The Delaware LLC Act provides that a member who receives a distribution from a Delaware limited liability company and knew at the time of the distribution that the distribution was in violation of the Delaware LLC Act shall be liable to the company for the amount of the distribution for three years. Under the Delaware LLC Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the company, other than liabilities to members on account of their shares and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. For the purpose of determining the fair value of the assets of a company, the Delaware LLC Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the operating agreement.

Amendment of Our Operating Agreement

Amendments to our operating agreement may be proposed only by or with the consent of our board of directors. To adopt a proposed amendment, our board of directors is required to seek written approval of the holders of the number of shares required to approve the amendment or call a meeting of our shareholders to consider and vote upon the proposed amendment. Except as set forth below, an amendment must be approved by holders of a majority of the total outstanding shares.

Prohibited Amendments. No amendment may be made that would:

•	enlarge the obligations of any shareholder without such shareholder's consent, unless approved by at least a majority of the type or class of shares so affected;

•	provide that we are not dissolved upon an election to dissolve our limited liability company by our board of directors that is approved by holders of a majority of the outstanding shares;
•	change the term of existence of our company; or
•	give any person the right to dissolve our limited liability company other than our board of directors' right to dissolve our limited liability company with the approval of holders of a majority of the total combined voting power of our outstanding shares.

The provision of our operating agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of holders of at least two-thirds of the outstanding shares.

No Shareholder Approval.

Our board of directors may generally make amendments to our operating agreement without the approval of any shareholder or assignee to reflect:

•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;
•	the admission, substitution, withdrawal or removal of shareholders in accordance with our operating agreement;
•	the merger of our company or any of its subsidiaries into, or the conveyance of all of our assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity;
•	a change that our board of directors determines to be necessary or appropriate for us to qualify or continue our qualification as a company in which our members have limited liability under the laws of any state or to ensure that we will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes other than as we specifically so designate;
•	an amendment that our board of directors determines, based upon the advice of counsel, to be necessary or appropriate to prevent us, members of our board, or our officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940, or “plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;
•	an amendment or issuance that our board of directors determines to be necessary or appropriate for the authorization of additional securities;
•	any amendment expressly permitted in our operating agreement to be made by our board of directors acting alone;
•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our operating agreement;
•	any amendment that our board of directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our operating agreement;
•	a change in our fiscal year or taxable year and related changes; and
•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our board of directors may make amendments to our operating agreement without the approval of any shareholder or assignee if our board of directors determines that those amendments:

•	do not adversely affect the shareholders in any material respect;
•	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•	are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares are or will be listed for trading, compliance with any of which our board of directors deems to be in the best interests of us and our shareholders;
•	are necessary or appropriate for any action taken by our board of directors relating to splits or combinations of shares under the provisions of our operating agreement; or
•	are required to effect the intent expressed in this prospectus or the intent of the provisions of our operating agreement or are otherwise contemplated by our operating agreement.

Termination and Dissolution

We will continue as a limited liability company until terminated under our operating agreement. We will dissolve upon: (1) the election of our board of directors to dissolve us, if approved by holders of a majority of our outstanding shares; (2) the sale, exchange or other disposition of all or substantially all of our assets and those of our subsidiaries; (3) the entry of a decree of judicial dissolution of our limited liability company; or (4) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware LLC Act.

Election to be Treated as a Corporation

If the Board of Directors determines that it is no longer in our best interests to continue as a partnership for U.S. federal income tax purposes, the Board of Directors may elect to treat us as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes.

In the event that the board of directors determines the company should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the company as a partnership for federal (and applicable state) income tax purposes, the company and each shareholder shall agree to adjustments required by the tax authorities, and the company shall pay such amounts as required by the tax authorities, to preserve the status of the company as a partnership.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books are maintained for both tax and financial reporting purposes on an accrual basis by our Manager. For financial reporting purposes and for tax purposes, our fiscal year is the calendar year. Our Manager uses reasonable efforts to furnish to you tax information (including Schedule K-1) as promptly as possible, which describes your allocable share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, our Manager uses various accounting and reporting conventions to determine your allocable share of income, gain, loss and deduction. Delivery of this information by our Manager may be subject to delay as a result of the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, our shareholders will need to apply for extensions of time to file their tax returns.

Anti-Takeover Effects of Delaware Law and Our Operating Agreement

The following is a summary of certain provisions of our operating agreement that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.

Authorized but Unissued Shares

Our authorized but unissued common shares and preferred shares will be available for future issuance without obtaining shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued common shares and preferred shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute—Section 203

We are a limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.

Section 203 of the DGCL, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the DGCL apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting shares.

Other Provisions of Our Operating Agreement

Our operating agreement provides that our board shall consist of not fewer than three and not more than nine directors as the board of directors may from time to time determine. Our board of directors consists of five directors and is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. The current terms of the Class II and Class III directors will expire in 2017 and 2018, respectively. We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders, instead of one, are generally required to effect a change in a majority of our board of directors.

The classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our shareholders to be in their best interest.

In addition, our operating agreement provides that a director may be removed, only for cause, and only by the affirmative vote of at least 80% of the then issued and outstanding common shares entitled to vote in the election of directors.

In addition, our board of directors has the power to appoint a person as a director to fill a vacancy on our board occurring as a result of the death, disability, disqualification removal or resignation of a director, or as a result of an increase in the size of our board of directors.

Pursuant to our operating agreement, preferred shares may be issued from time to time, and the board of directors is authorized to determine and alter all designations, preferences, rights, powers and duties without limitation. See “Description of Shares—Preferred Shares.” Our operating agreement does not provide our shareholders with the ability to call a special meeting of the shareholders.

Ability of Our Shareholders to Act

Our operating agreement does not permit our shareholders to call special shareholders meetings. Special meetings of shareholders may be called by a majority of the Board of Directors or a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers include the authority to call such meetings. Written notice of any special meeting so called shall be given to each shareholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.

Our operating agreement also prohibits our shareholders from consenting in writing to take any action in lieu of taking such action at a duly called annual or special meeting of our shareholders.

Our operating agreement provides that nominations of persons for election to our board of directors may be made at any annual meeting of our shareholders, or at any special meeting of our shareholders called for the purpose of electing directors, (a) by or at the direction of our board of directors or (b) by certain shareholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at our principal executive offices (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by a shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs and (ii) in the case of a special meeting, not later than the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure of the date of the special meeting was made, whichever first occurs.

Limitations on Liability and Indemnification of Directors and Officers

Our operating agreement provides that our directors will not be personally liable to us or our shareholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption is not permitted under the Delaware Limited Liability Company Act.

Our operating agreement provides that we must indemnify our directors and officers to the fullest extent permitted by law. We are also expressly authorized to advance certain expenses (including attorneys' fees and disbursements and court costs) to our directors and officers and carry directors' and officers' insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our operating agreement against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our operating agreement.

Corporate Opportunity

Under our operating agreement, to the extent permitted by law:

•	Fortress and its respective affiliates, including the Manager and General Partner, have the right to, and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;
•	if Fortress and its respective affiliates, including the Manager and General Partner, or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, it has no duty to offer such corporate opportunity to us, our shareholders or affiliates;
•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and
•	in the event that any of our directors and officers who is also a director, officer or employee of Fortress and their respective affiliates, including the Manager and General Partner, acquire knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person's capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person's fiduciary duty and is not liable to us if Fortress and their respective affiliates, including the Manager and General Partner, pursues or acquires the corporate opportunity or if such person did not present the corporate opportunity to us.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of common shares by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). This discussion deals only with common shares held as capital assets by shareholders who purchase common shares in this offering. This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of our common shares by prospective investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to certain types of investors subject to special treatment under U.S. federal income tax laws, such as the following:

•	brokers or dealers in securities or currencies;
•	financial institutions;
•	pension plans;
•	regulated investment companies;
•	real estate investment trusts;
•	cooperatives;
•	except to the extent discussed below, tax-exempt entities;
•	insurance companies;
•	persons holding common shares as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	persons liable for alternative minimum tax;
•	U.S. expatriates;
•	partnerships or entities or arrangements treated as partnerships or other passthrough entities for U.S. federal income tax purposes (or investors therein); or
•	U.S. Holders whose “functional currency" is not the U.S. dollar.

Furthermore, this discussion is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. In addition, this discussion does not address any state, local or non-U.S. tax considerations, or any U.S. federal tax considerations other than income tax considerations (such as estate or gift tax consequences or the Medicare contribution tax on certain investment income).

For purposes of this discussion, you will be considered a “U.S. Holder” if you beneficially own our common shares and you are for U.S. federal income tax purposes one of the following:

•	a citizen or an individual who is a resident of the United States;
•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if you (i) are subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of your substantial decisions or (ii) have a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

You will be considered a “Non-U.S. Holder” if you beneficially own our common shares and you are not a U.S. Holder or a partnership or other passthrough entity for U.S. federal income tax purposes. If you are a partnership or other passthrough entity for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners or owners generally will depend upon the status of such partners or owners and your activities.

The United States federal income tax treatment of our shareholders depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of holding common shares to any particular shareholder will depend on the shareholder’s particular tax circumstances. Accordingly, you should consult your own tax advisor regarding the United States federal, state, local, and non-U.S. tax consequences of acquiring, holding, exchanging, or otherwise disposing of common shares and of our treatment for United States federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation.

Federal Income Tax Opinion Regarding Partnership Status

Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel. In connection with this prospectus, FTAI expects to receive an opinion from Skadden, Arps, Slate, Meagher & Flom LLP to the effect that based on current law FTAI will be treated, for U.S. federal income tax purposes, as a partnership and not as an association or publicly traded partnership (within the meaning of Section 7704 of the Code) subject to tax as a corporation. The opinion of Skadden, Arps, Slate Meagher & Flom LLP is based on various assumptions and representations relating to FTAI’s organization, operation, assets, activities and income, including that all such representations set forth in the officer’s certificate on which the opinion is based and all other factual information set forth in the relevant documents, records and instruments are true and correct, that all actions described in this offering are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this offering. Such opinion is conditioned upon representations and covenants made by our management regarding our organization, assets, activities, income, and present and future conduct of our business operations, and assumes that such representations and covenants are accurate and complete. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Taxation of FTAI

FTAI intends to operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or publicly traded partnership taxable as a corporation. Given the ongoing importance of our actual method of operation each year, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or FTAI that FTAI will so qualify for any particular year. Skadden, Arps, Slate, Meagher, & Flom LLP will have no obligation to advise FTAI or FTAI’s shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in, or differing IRS interpretation of, the applicable law. FTAI’s taxation as a partnership that is not a publicly traded partnership taxable as a corporation will depend on its ability to meet, on a continuing basis, through actual operating results, the “Qualifying Income Exception” (as described below), the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP on an ongoing basis. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the Qualifying Income Exception.

An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership,” unless an exception applies. FTAI will be publicly traded for this purpose. Nevertheless, an exception, which we refer to as the Qualifying Income Exception, exists with respect to a publicly traded partnership if (i) at least 90% of such partnership’s gross income for each taxable year consists of “qualifying income” and (ii) the partnership would not be required to register under the Investment Company Act if it were a U.S. corporation. Qualifying income generally includes dividends, interest, capital gains from the sale or other disposition of stock and securities and other forms of investment income. FTAI currently expects that a substantial portion of its income will constitute either “Subpart F” income (defined below) derived from CFCs or QEF Inclusions (each as defined below). Although the law is unclear, we intend to treat such income as qualifying income only to the extent amounts are actually distributed to FTAI in respect of such income in the year in which such income is earned. FTAI also expects that its return from investments will also include interest, dividends, capital gains and other types of qualifying income sufficient, in the aggregate, to satisfy the Qualifying Income Exception, although we cannot assure that this will in fact be the case.

While it is treated as a publicly traded partnership, FTAI intends to manage its investments so that it will satisfy the Qualifying Income Exception. There can be no assurance, however, that FTAI will do so or that the IRS would not challenge its compliance with the Qualifying Income Exception and, therefore, assert that FTAI should be taxable as a corporation for U.S. federal income tax purposes.

If FTAI fails to satisfy the Qualifying Income Exception (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure as discussed below) or if FTAI elects to be treated as a corporation based upon a determination by its board of directors, FTAI will be treated as if it had transferred all of its assets, subject to its liabilities, to a newly formed corporation, on the first day of the year in which it failed to satisfy the Qualifying Income Exception (or the date on which the election to be treated as a corporation was effective), in return for stock of such corporation, and then distributed such stock to its shareholders in liquidation of their interests in FTAI. This contribution and liquidation should be tax-free to our shareholders (except for a Non-U.S. Holder if we own an interest in U.S. real property or an interest in a USRPHC as defined and discussed below in “Taxation of Non-U.S. Persons”) so long as we do not have liabilities in excess of our tax basis in our assets.

If, for any reason (including our failure to meet the Qualifying Income Exception or a determination by our board of directors to elect to be treated as a corporation), FTAI were treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, we would be subject to U.S. federal income tax on our taxable worldwide income at regular corporate income tax rates, without deduction for any distributions to shareholders, thereby materially reducing the amount of any funds available for distribution to shareholders. In addition, if FTAI were treated as a corporation for U.S. federal income tax purposes, distributions made to shareholders would be treated as taxable dividend income to the extent of FTAI’s current or accumulated earnings and profits. Any distribution in excess of current and accumulated earnings and profits would first be treated as a return of capital to the extent of a shareholder’s adjusted tax basis in its common shares (determined separately with respect to each share), which would not be subject to tax. Thereafter, to the extent such distribution were to exceed a shareholder’s adjusted tax basis in its common shares, the distribution would be treated as gain from the sale or exchange of such common shares.

If at the end of any year FTAI fails to meet the Qualifying Income Exception, FTAI may still qualify as a partnership for U.S. federal income tax purposes if it is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure to meet the Qualifying Income Exception is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) FTAI and each of our shareholders (during the failure period) agree to make such adjustments or to pay such amounts as are required by the IRS. Under FTAI’s operating agreement, each of our shareholders is obligated to make such adjustments or to pay such amounts as are required by the IRS to maintain FTAI’s status as a partnership for U.S. federal income tax purposes. It is not possible to determine at this time whether FTAI would be entitled to this relief in any or all circumstances. If this relief provision is inapplicable to a particular set of circumstances involving FTAI, FTAI will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and FTAI retains its partnership status, FTAI or our shareholders (during the failure period) will be required to pay such amounts as are determined by the IRS.

Despite its classification as a partnership, a significant portion of FTAI’s income will be derived through its corporate subsidiaries, and such subsidiaries may be subject to corporate income tax.

In addition, FTAI expects that all or substantially all of the items of income, gain, loss, deduction, or credit realized by FTAI will be realized in the first instance by Holdco and allocated to FTAI for reallocation to its shareholders. Unless otherwise specified, references in this section to “we” “us,” and “our” refer to FTAI and Holdco and references to “our” items of income, gain, loss, deduction, or credit include the realization of such items by Holdco and the allocation of such items to FTAI. The remainder of this discussion assumes that FTAI will be treated for U.S. federal income tax purposes as a partnership.

Investment Structures

To manage our affairs so as to meet the Qualifying Income Exception, we may structure certain investments through entities classified as corporations for U.S. federal income tax purposes. Because our shareholders are expected to be located in numerous taxing jurisdictions, no assurances can be given that any such investment structure will have the same impact on all shareholders, and such investment structure may even impose additional tax burdens on some shareholders. If the entities are non-U.S. corporations, they may be considered PFICs or CFCs, the consequences of which are described below. If the entities are U.S. corporations, they would be subject to U.S. federal income tax on their operating income, including any gain recognized on their disposition of their investments. In addition, if the investment involves interests in U.S. real property, gain recognized on disposition generally would be subject to U.S. federal income tax, whether the corporations are U.S. or non-U.S. corporations.

Consequences to U.S. Holders

Taxation of U.S. Holders on Our Profits and Losses

As a partnership for U.S. federal income tax purposes, we are not a taxable entity and we incur no U.S. federal income tax liability. Instead, each shareholder, in computing its own U.S. federal income tax liability for any taxable year, will be required to take into account its allocable share of items of our income, gain, loss, deduction and credit for each of our taxable years ending with or within such shareholder’s taxable year, regardless of whether the shareholder has received any distributions. The characterization of an item of our income, gain, loss, deduction or credit generally will be determined at our (rather than at the shareholder’s) level.

With respect to individual and other non-corporate U.S. Holders, certain dividends paid by a corporation (including certain qualified foreign corporations) to us and that are allocable to such U.S. Holders may qualify for reduced rates of taxation. A qualified foreign corporation includes a non-U.S. corporation that is eligible for the benefits of specified income tax treaties with the United States. In addition, a non-U.S. corporation is treated as a qualified corporation with respect to its shares that are readily tradable on an established securities market in the United States. Among other exceptions, individual and other non-corporate U.S. Holders generally will not be eligible for reduced rates of taxation on any dividends if the payer is a CFC or PFIC for the taxable year in which such dividends are paid or for the preceding taxable year. U.S. Holders that are corporations may be entitled to a “dividends received deduction” in respect of dividends paid to us by U.S. corporations. We currently expect that a significant portion of our income will be derived from “Subpart F” income (defined below) derived from CFCs or QEF Inclusions (defined below) derived from PFICs, which will not be eligible for the reduced rates of taxation generally available to individual and other non-corporate shareholders or the “dividends received deduction” available to corporate shareholders. You should consult your own tax advisor regarding the application of the foregoing rules in light of your particular circumstances.

Allocation of Profits and Losses

For each of our taxable years, items of income, gain, loss, deduction or credit recognized by us will be allocated among our shareholders in accordance with their allocable shares of our items of income, gain, loss, deduction and credit. A shareholder’s allocable share of such items will be determined by our operating agreement, provided such allocations either have “substantial economic effect” or are determined to be in accordance with the shareholder’s interest in us. If the allocations provided by our agreement were successfully challenged by the IRS, the redetermination of the allocations to a particular shareholder for U.S. federal income tax purposes could be less favorable than the allocations set forth in our operating agreement.

We may derive taxable income from an investment that is not matched by a corresponding distribution of cash. This could occur, for example, if we used cash to make an investment or to reduce debt instead of distributing profits. Some of the investment practices authorized by our operating agreement could be subject to special provisions under the Code that, among other things, may affect the timing and character of the gains or losses recognized by us. These provisions may also require us to accrue original issue discount or be treated as having sold securities for their fair market value, both of which may cause us to recognize income without receiving cash with which to make distributions. To the extent that there is a discrepancy between our recognition of income and our receipt of the related cash payment with respect to such income, income likely will be recognized prior to our receipt and distribution of cash. Accordingly, it is possible that a shareholder’s U.S. federal income tax liability with respect to its allocable share of our earnings in a particular taxable year could exceed the cash distributions to the shareholder for the year, thus giving rise to an out-of-pocket payment by the shareholder.

Section 706 of the Code provides that items of our income and deductions must be allocated between transferors and transferees of our common shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to shareholders in a manner that reflects such shareholders’ respective beneficial shares of our items. These conventions are designed to more closely align the receipt of cash and the allocation of income between our shareholders, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. We may allocate items of income, gain, loss, deduction, and credit using a monthly or other convention, whereby any such items we recognize in a given month are allocated to our shareholders as of a specified date of such month. As a result, if a shareholder transfers its common shares, it might be allocated income, gain, loss, deduction, and credit realized by us after the date of the transfer. Similarly, if a shareholder acquires additional common shares, it might be allocated income, gain, loss, deduction, and credit realized by us prior to its ownership of such units. Consequently, our shareholders may recognize income in excess of cash distributions received from us, and any income so included by a shareholder would increase the basis such shareholder has in it common shares and would offset any gain (or increase the amount of loss) realized by such shareholder on a subsequent disposition of its common shares.

If our conventions are not allowed by the Treasury regulations (or only apply to transfers of less than all of a shareholder’s shares) or if the IRS otherwise does not accept our conventions, the IRS may contend that our taxable income or losses must be reallocated among our shareholders. If such a contention were sustained, certain shareholders’ tax liabilities would be adjusted to the possible detriment of certain other shareholders. We are authorized to revise our method of allocation between transferors and transferees (as well as among shareholders whose interests otherwise could vary during a taxable period).

Adjusted Tax Basis of Common Shares

A shareholder’s adjusted tax basis in its common shares will equal the amount paid for the common shares and will be increased by the shareholder’s allocable share of (i) items of our income and gain and (ii) our liabilities, if any. A shareholder’s adjusted tax basis will be decreased, but not below zero, by (i) distributions from us, (ii) the shareholder’s allocable share of items of our deductions and losses, and (iii) the shareholder’s allocable share of the reduction in our liabilities, if any.

A shareholder generally is allowed to deduct its allocable share of our losses (if any) only to the extent of such shareholder’s adjusted tax basis in the common shares it is treated as holding at the end of the taxable year in which the losses occur. If the recognition of a shareholder’s allocable share of our losses would reduce its adjusted tax basis for its common share below zero, the recognition of such losses by such shareholder would be deferred to subsequent taxable years and would be allowed if and when such shareholder had sufficient tax basis so that such losses would not reduce such shareholder’s adjusted tax basis below zero.

Shareholders who purchase common shares in separate transactions must combine the basis of those common shares and maintain a single adjusted tax basis for all of those common shares. Upon a sale or other disposition of less than all of the common shares, a portion of that adjusted tax basis must be allocated to the common shares sold, using an “equitable apportionment” method, which generally means that the adjusted tax basis allocated to the interest sold equals an amount that bears the same relation to the shareholder’s adjusted tax basis in its entire interest in FTAI as the value of the common shares sold bears to the value of the shareholder’s entire interest in FTAI.

Treatment of Distributions

Distributions of cash by us generally will not be taxable to a shareholder to the extent of such shareholder’s adjusted tax basis (described above) in its common shares. Any cash distributions in excess of a shareholder’s adjusted tax basis generally will be treated as gain from the sale or exchange of common shares (as described below). Except as described below, such gain would generally be treated as capital gain and would be long-term capital gain to the extent the shareholder’s holding period for its interest exceeds one year. A reduction in a shareholder’s allocable share of our liabilities, and certain distributions of marketable securities by us, will be treated as cash distributions for U.S. federal income tax purposes. A decrease in a shareholder’s percentage interest in us because of our issuance of additional common shares may decrease such shareholder’s allocable share of our liabilities. A non-pro rata distribution of money or property (including a deemed distribution as a result of a reduction of a shareholder’s share of our liabilities) may cause a shareholder to recognize ordinary income if the distribution reduces the shareholder’s share of our “unrealized receivables,” including depreciation recapture, and/or substantially appreciated “inventory items,” both as defined in Section 751 of the Code and collectively, “Section 751 Assets.”

Disposition of Common Shares

A sale or other taxable disposition of all or a portion of a shareholder’s common shares will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including the shareholder’s share of our liabilities allocable to such common shares) and the shareholder’s adjusted tax basis in its common shares. A shareholder’s adjusted tax basis will be adjusted for this purpose by its allocable share of our income or loss for the year of such sale or other disposition. Because the amount realized includes a shareholder’s share of our liabilities, and prior distributions in excess of the total net taxable income allocated to such shareholder will have decreased such shareholder’s adjusted tax basis in its shares, the gain, if any, recognized on a sale or other disposition of common shares could result in a tax liability in excess of any cash received from such sale or other disposition.

Except as described below, any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss to the extent the shareholder’s holding period for its interest exceeds one year. A portion of such gain may be treated as ordinary income under the Code to the extent attributable to the shareholder’s allocable share of unrealized gain or loss in Section 751 Assets.

Shareholders who purchase common shares at different times and intend to sell all or a portion of the common shares within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short term capital gain or loss. For example, a selling shareholder may use the actual holding period of the portion of its transferred common shares, provided its common shares are divided into identifiable common shares with ascertainable holding periods, the selling shareholder can identify the portion of the common shares transferred, and the selling shareholder elects to use the identification method for all sales or exchanges of our common shares.

Shareholders should review carefully the discussions below under the subheadings titled “Passive Foreign Investment Companies” and “Controlled Foreign Corporations.”

Limitation on Deductibility of Capital Losses

Any capital losses generated by us will be deductible by individuals or other non-corporate shareholders only to the extent of such shareholders’ capital gains for the taxable year plus up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Excess capital losses may be carried forward by individuals and other non-corporate shareholders indefinitely. Any capital losses generated by us will be deductible by corporate shareholders to the extent of such shareholders’ capital gains for the taxable year. Corporations may carry capital losses back three years and forward five years. Shareholders should consult their tax advisors regarding the deductibility of capital losses.

Limitation on Deductibility of Our Losses

A shareholder will be restricted from taking into account for U.S. federal income tax purposes its allocable share of any loss incurred by us in excess of the adjusted tax basis of such shareholder’s common shares. In addition, the Code restricts individuals, certain non-corporate taxpayers and certain closely held corporations from taking into account for U.S. federal income tax purposes any of our net losses in excess of the amounts for which such shareholder is “at risk” with respect to its interest as of the end of our taxable year in which such loss occurred. The amount for which a shareholder is “at risk” with respect to its common shares is equal to its adjusted tax basis for such common shares, less any amounts borrowed (i) in connection with its acquisition of such common shares for which it is not personally liable and for which it has pledged no property other than its common shares; (ii) from persons who have a proprietary interest in us and from certain persons related to such persons; or (iii) for which the shareholder is protected against loss through nonrecourse financing, guarantees or similar arrangements. A shareholder subject to the at risk limitation must recapture losses deducted in previous years to the extent that distributions (including distributions deemed to result from a reduction in a shareholder’s share of our liabilities) cause such shareholder’s at risk amount to be less than zero at the end of any taxable year.

Losses disallowed or recaptured as a result of these limitations will carry forward and will be allowable to the extent that a shareholder’s adjusted tax basis or at risk amount, whichever is the limiting factor, subsequently increases. Upon the taxable disposition of our common shares, any gain recognized by a shareholder can be offset by losses that were previously suspended by the at risk limitation, but may not be offset by losses suspended by the basis limitation. Any excess loss above the gain previously suspended by the at risk or basis limitations may no longer be used.

In addition to the basis and at risk limitations, a passive activity loss limitation generally limits the deductibility of losses incurred by individuals, estates, trusts, some closely-held corporations and personal service corporations from “passive activities” (generally, trade or business activities in which the taxpayer does not materially participate). The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will be available to offset only passive income generated by us. Passive losses that exceed a shareholder’s share of passive income we generate may be deducted in full when the shareholder disposes of all of its common shares in a fully taxable transaction with an unrelated party. The passive loss rules generally are applied after other applicable limitations on deductions, including the at risk and basis limitations.

Limitation on Interest Deductions

The deductibility of an individual or other non-corporate shareholder’s “investment interest expense” is limited to the amount of that shareholder’s “net investment income.” Investment interest expense generally includes the shareholder’s allocable share of investment interest expense incurred by us, if any, and investment interest expense incurred by the shareholder on any loan incurred to purchase or carry common shares. A shareholder’s share of our net passive income will not be treated as investment income for this purpose. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive activity loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income, unless the shareholder elects to pay tax on such gain or dividend income at ordinary income rates.

Limitation on Deduction of Certain Other Expenses

For individuals, estates and trusts, certain miscellaneous itemized deductions are deductible only to the extent that they exceed 2% of the adjusted gross income of the taxpayer. We may have a significant amount of expenses that will be treated as miscellaneous itemized deductions. Moreover, an individual whose adjusted gross income exceeds specified threshold amounts is required to further reduce the amount of allowable itemized deductions.

In general, neither we nor any shareholder may deduct organizational or syndication expenses. While an election may be made by a partnership to amortize organizational expenses over a 15-year period, we will not make such an election. Syndication fees (i.e., expenditures made in connection with the marketing and issuance of the common shares) must be capitalized and cannot be amortized or otherwise deducted.

Shareholders are urged to consult their tax advisors regarding the deductibility of itemized expenses incurred by us.

Foreign Tax Credit Limitation

Shareholders may be entitled to a foreign tax credit for U.S. federal income tax purposes with respect to their allocable shares of creditable foreign taxes paid on our income and gains, although no foreign tax credits will be available to non-corporate shareholders in respect of any foreign taxes paid by any of our corporate subsidiaries. Complex rules may, depending on a shareholder’s particular circumstances, limit the availability or use of foreign tax credits. Gains from the sale of our investments may be treated as U.S. source gains. Consequently, a shareholder may not be able to use the foreign tax credit arising from any foreign taxes imposed on such gains unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Certain losses that we incur may be treated as foreign source losses, which could reduce the amount of foreign tax credits otherwise available.

Foreign Currency Gain or Loss

Our functional currency will be the U.S. dollar, and our income or loss will be calculated in U.S. dollars. It is likely that we will recognize “foreign currency” gain or loss with respect to transactions involving non-U.S.

dollar currencies. In general, foreign currency gain or loss is treated as ordinary income or loss for U.S. federal income tax purposes. Shareholders should consult their tax advisors with respect to the tax treatment of foreign currency gain or loss.

Tax-Exempt Shareholders

A shareholder that is a tax-exempt entity for U.S. federal income tax purposes and, therefore, exempt from U.S. federal income taxation, may nevertheless be subject to “unrelated business income tax” to the extent, if any, that its allocable share of our income consists of UBTI. A tax-exempt partner of a partnership that regularly engages in a trade or business which is unrelated to the exempt function of the tax-exempt partner must include in computing its UBTI, its pro rata share (whether or not distributed) of such partnership’s gross income derived from such unrelated trade or business. Moreover, a tax-exempt partner of a partnership could be treated as earning UBTI to the extent that such partnership derives income from “debt-financed property,” or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is “acquisition indebtedness” (i.e., indebtedness incurred in acquiring or holding property).

We are not required to manage our operations in a manner that would minimize the likelihood of generating income that would constitute UBTI to the extent allocated to a tax-exempt shareholder. Although we expect to invest through subsidiaries that are treated as corporations for U.S. federal income tax purposes and such corporate investments would generally not result in an allocation of UBTI to a shareholder on account of the activities of those subsidiaries, we may not invest through corporate subsidiaries in all cases. Moreover, UBTI includes income attributable to debt-financed property and we are not prohibited from debt financing our investments, including investments in subsidiaries. Furthermore, we are not prohibited from being (or causing a subsidiary to be) a guarantor of loans made to a subsidiary. If we (or certain of our subsidiaries) were treated as the borrower for U.S. tax purposes on account of those guarantees, some or all of our investments could be considered debt-financed property. The potential for income to be characterized as UBTI could make our common shares an unsuitable investment for a tax-exempt entity. Tax-exempt shareholders are urged to consult their tax advisors regarding the tax consequences of an investment in common shares.

Controlled Foreign Corporations

A non-U.S. entity generally will be treated as a CFC if it is treated as a corporation for U.S. federal income tax purposes and if more than 50% of (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or (ii) the total value of the stock of the non-U.S. entity is owned (actually or constructively) by U.S. Shareholders on any day during the taxable year of such non-U.S. entity. For purposes of this discussion, a “U.S. Shareholder” with respect to a non-U.S. entity means a U.S. person that owns (actually or constructively) 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote.

Holdco will be treated as a U.S. person for these purposes. If Holdco is a U.S. Shareholder in a non-U.S. entity that is treated as a CFC, each U.S. Holder of our common shares (without regard to its percentage ownership) generally will be required to include in income on a current basis its allocable share of the CFC’s “Subpart F” income reported by Holdco and allocated to us. Subpart F income includes dividends, interest, net gain from the sale or disposition of securities, non-actively managed rents and certain other passive types of income. The aggregate Subpart F income inclusions in any taxable year relating to a particular CFC are limited to such entity’s current earnings and profits. These inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, a shareholder may be required to report as ordinary income its allocable share of the CFC’s Subpart F income reported by Holdco and allocated to us without corresponding receipts of cash.

The tax basis of Holdco’s shares of such CFC, and a shareholder’s tax basis in its common shares, will be increased to reflect any required Subpart F income inclusions. Such income will be treated as income from sources within the United States for foreign tax credit purposes to the extent derived by the CFC from U.S. sources. Such income will not be eligible for the favorable 15% tax rate generally applicable to “qualified dividend income” for individual and other non-corporate U.S. persons. Amounts included as such income with respect to direct and indirect investments will not be taxable again when actually distributed.

Regardless of whether any CFC has Subpart F income, any gain allocated to a shareholder from the disposition of stock in a CFC will be treated as ordinary income to the extent of the shareholder’s allocable share of the current and/or accumulated earnings and profits of the CFC. In this regard, earnings would not include any amounts previously taxed pursuant to the CFC rules. Net losses (if any) of a CFC will not pass through to our shareholders.

Passive Foreign Investment Companies

Although we anticipate that any non-U.S. corporation in which we invest as the majority shareholder will be a CFC as described above, it is possible that we may make an investment in a non-U.S. corporation that is not a CFC but is instead classified as a PFIC for U.S. federal income tax purposes. A non-U.S. entity that is not treated as a CFC with respect to a shareholder will be treated as a PFIC for U.S. federal income tax purposes if (i) such entity is treated as a corporation for U.S. federal income tax purposes and (ii) either 75% or more of the gross income of such entity for the taxable year is “passive income” (as defined in Section 1297 of the Code and the Treasury regulations promulgated thereunder) or the average percentage of assets held by such entity during the taxable year which produce passive income or which are held for the production of passive income is at least 50%. A U.S. Holder will be subject to the PFIC rules for an investment in a PFIC (including indirectly, through its ownership of common shares) without regard to its percentage ownership. If you hold an interest in a non-U.S. corporation for any taxable year during which the corporation is classified as a PFIC with respect to you, then the corporation will continue to be classified as a PFIC with respect to you for any subsequent taxable year during which you continue to hold an interest in the corporation, even if the corporation’s income or assets would not cause it to be a PFIC in such subsequent taxable year, unless an exception applies.

Except as described below, we will make, where possible, an election (a “QEF Election”) with respect to each entity treated as a PFIC to treat such non-U.S. entity as a qualified electing fund (“QEF”) in the first year we hold shares in such entity. A QEF Election is effective for our taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS.

As a result of a QEF Election with respect to a non-U.S. entity that is a PFIC, we will be required to include in our gross income each year our pro rata share of such non-U.S. entity’s ordinary earnings and net capital gains (such inclusions in gross income, “QEF Inclusions”), for each year in which the non-U.S. entity owned directly or indirectly by us is a PFIC, whether or not we receive cash in respect of its income. Thus, U.S. Holders may be required to report taxable income as a result of QEF Inclusions without corresponding receipts of cash. A shareholder may, however, elect to defer, until the occurrence of certain events, payment of the U.S. federal income tax attributable to QEF Inclusions for which no current distributions are received, but will be required to pay interest on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. Net losses (if any) of a PFIC will not, however, pass through to us or to U.S. Holders and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years. Consequently, U.S. Holders may, over time, be taxed on amounts that, as an economic matter, exceed our net profits. Our tax basis in the shares of such non-U.S. entities, and a U.S. Holder’s basis in our common shares, will be increased to reflect QEF Inclusions. No portion of the QEF Inclusion attributable to ordinary income will be eligible for the favorable tax rate generally applicable to “qualified dividend income” for individual and other non-corporate U.S. Holders. Amounts included as QEF Inclusions with respect to direct and indirect investments generally will not be taxed again when actually distributed.

In certain cases, we may be unable to make a QEF Election with respect to a PFIC. This could occur if we are unable to obtain the information necessary to make a QEF Election because, for example, such entity is not an affiliate of ours or because such entity itself invests in underlying investment vehicles over which we have no control. If we do not make a QEF Election with respect to a PFIC, Section 1291 of the Code will treat any gain on a disposition by us of shares of such entity, any gain on the disposition of the common shares by a U.S. Holder at a time when we own shares of such entity, and certain other defined “excess distributions,” as if such gain or excess distribution were ordinary income earned ratably over the shorter of the period during which the shareholder held its common shares or the period during which we held our shares in such entity. For gain and excess distributions allocated to prior years, (i) the tax rate will be the highest in effect for that taxable year and (ii) the tax will be payable generally without regard to offsets from deductions, losses and expenses. U.S. Holders will also be subject to an interest charge for any deferred tax. No portion of this ordinary income will be eligible for the favorable tax rate generally applicable to “qualified dividend income” for individual and other non-corporate U.S. Holders.

If a non-U.S. entity held by Holdco is classified as both a CFC and a PFIC during the time Holdco is a U.S. Shareholder of such non-U.S. entity, a U.S. Holder will be required to include amounts in income with respect to such non-U.S. entity as described above under the subheading “—Controlled Foreign Corporations,” and the consequences described under this subheading will not apply. If Holdco’s ownership percentage in a non-U.S. entity changes such that it is not a U.S. Shareholder with respect to such non-U.S. entity, then a U.S. Holder may be subject to the PFIC rules. The interaction of these rules is complex, and shareholders are urged to consult their tax advisors in this regard.

Consequences to Non-U.S. Holders

As a partnership for U.S. federal income tax purposes, we are not a taxable entity and we incur no U.S. federal income tax liability. Instead, each shareholder, in computing its own U.S. federal income tax liability for any taxable year, will be required to take into account its allocable share of items of our income, gain, loss, deduction and credit for each of our taxable years ending with or within such shareholder’s taxable year, regardless whether the shareholder has received any distributions. The characterization of an item of our income, gain, loss, deduction or credit generally will be determined at our (rather than at the shareholder’s) level.

Special rules apply to Non-U.S. Holders. In light of our intended investment activities, we may be or may become engaged in a U.S. trade or business for U.S. federal income tax purposes, in which case some portion of our income would be treated as effectively connected income with respect to Non-U.S. Holders. If a Non-U.S. Holder were treated as being engaged in a U.S. trade or business in any year because of an investment in our common shares in such year, such Non-U.S. Holder generally would be (i) subject to withholding by us or the applicable withholding agent on its distributive share of our income effectively connected with such U.S. trade or business, (ii) required to file a U.S. federal income tax return for such year reporting its allocable share, if any, of income or loss effectively connected with such trade or business and (iii) required to pay U.S. federal income tax at regular U.S. federal income tax rates on any such income. Moreover, a corporate Non-U.S. Holder might be subject to a U.S. branch profits tax on its allocable share of any effectively connected earnings and profits. Any amount so withheld would be creditable against such Non-U.S. Holder’s U.S. federal income tax liability, and such Non-U.S. Holder could claim a refund to the extent that the amount withheld exceeded such Non-U.S. Holder’s U.S. federal income tax liability for the taxable year. Finally, if we were treated as being engaged in a U.S. trade or business, a portion of any gain recognized by a Non-U.S. Holder on the sale or exchange of its common shares could be treated for U.S. federal income tax purposes as effectively connected income, and hence such Non-U.S. Holder could be subject to U.S. federal income tax on the sale or exchange.

Generally, under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) provisions of the Code, Non-U.S. Holders are subject to U.S. tax in the same manner as U.S. Holders on any gain recognized on the disposition of an interest, other than an interest solely as a creditor, in U.S. real property. An interest in U.S. real property includes stock in a U.S. corporation (except for certain stock of publicly-traded U.S. corporations) if, at any time during the shorter of (i) the applicable Non-U.S. Holder’s holding period or (ii) the five year period preceding the applicable disposition (the “applicable period”), interests in U.S. real property constitute 50% or more by value of the sum of the corporation’s assets used in a trade or business, its U.S. real property interests and its interests in real property located outside the United States (a “USRPHC”). Consequently, a Non-U.S. Holder who invests directly in U.S. real property, or indirectly by owning the stock of a USRPHC, will be subject to tax under FIRPTA on the disposition of such investment (and a corporate Non-U.S. Holder might be subject to a U.S. 30% branch profits tax on any associated earnings and profits). The FIRPTA tax will also apply if the non-U.S. person is a holder of an interest in a partnership that owns an interest in U.S. real property or an interest in a USRPHC. We have made and expect, from time to time, to make certain investments that could constitute investments in U.S. real property or USRPHCs. Each Non-U.S. Holder will be subject to U.S. federal income tax under FIRPTA on such shareholder’s allocable share of any gain realized on the disposition of a FIRPTA interest and will be subject to the filing requirements discussed above. However, the U.S. branch profits tax described above will generally not apply in the case of the sale of USRPHCs.

In addition, a Non-U.S. Holder who disposes of our common shares and who owns more than 5% of our common shares (or owned more than 5% of our common shares at any time during the applicable period) may be subject to FIRPTA upon such disposition. For purposes of determining whether a Non-U.S. Holder owns more than 5% of our common shares, special attribution rules apply. Where a Non-U.S. Holder who owns (or is deemed to own) or owned (or was deemed to have owned) during the applicable period, more than 5% of our common shares disposes of common shares at a time when we are a USRPHC (determined as described above, as if we were a U.S. corporation) or have at any time been a USRPHC within the applicable period, any gain generally will be subject to U.S. federal income tax at 20% (for individuals) or 35% (for corporations), and such Non-U.S. Holder will have a U.S. tax return filing obligation. While we do not believe that we currently are, or have been, a USRPHC, we are not under any obligation to avoid becoming a USRPHC or to notify shareholders in the event that we determine we have become a USRPHC. If any Non-U.S. Holder owns or anticipates owning more than 5% of our common shares, such shareholder should consult its tax advisor.

A Non-U.S. Holder generally is subject to withholding by us or the applicable withholding agent of U.S. tax at a 30% rate on such Non-U.S. Holder’s distributive share of the gross amount of interest, dividends and other fixed or determinable annual or periodical income (“FDAP Income”) received by us from sources within the United States if such income is not treated as effectively connected with a U.S. trade or business. The 30% rate may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is organized. Whether a Non-U.S. Holder is eligible for such treaty benefits will depend upon the provisions of the applicable treaty as well as the treatment of us under the laws of the Non-U.S. Holder’s jurisdiction. The 30% withholding tax rate does not apply to certain portfolio interest on obligations of U.S. persons allocable to certain Non-U.S. Holders. Moreover, Non-U.S. Holders generally are not subject to U.S. federal income tax on capital gains if: (i) such gains are not effectively connected with the conduct of a U.S. trade or business of such Non-U.S. Holder; or (ii) a tax treaty between the United States and the country in which the Non-U.S. Holder resides or is organized is applicable and such gains are not attributable to a permanent establishment in the United States maintained by such Non-U.S. Holder. Notwithstanding the prior sentence, capital gains earned by a Non-U.S. Holder may be subject to U.S. federal income tax at a flat rate of 30% if such Non-U.S. Holder is an individual and is present in the United States for 183 or more days during the taxable year in which such capital gains are recognized and certain other requirements are met. Non-U.S. Holders that are corporations may also be subject to a 30% branch profits tax on such effectively connected earnings and profits. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is organized.

Notwithstanding the foregoing, and although each Non-U.S. Holder is required to provide us with an applicable Form W-8, we nevertheless may be unable to accurately or timely determine the tax status of our shareholders for purposes of establishing whether reduced rates of withholding apply to some or all of our shareholders. In such a case, a Non-U.S. Holder’s allocable share of distributions of U.S.-source dividend, interest, and other FDAP Income will be subject to U.S. withholding tax at a rate of 30%. Furthermore, if a Non-U.S. Holder would not be subject to U.S. tax based on its tax status or otherwise were eligible for a reduced rate of U.S. withholding, such Non-U.S. Holder might need to take additional steps to receive a credit or refund of any excess withholding tax paid on its account, which could include the filing of a non-resident U.S. income tax return with the IRS. Among other limitations applicable to claiming treaty benefits, if a Non-U.S. Holder resides in a treaty jurisdiction which does not treat us as a passthrough entity, such Non-U.S. Holder might not be eligible to receive a refund or credit of excess U.S. withholding taxes paid on its account.

In general, different rules from those described above apply in the case of Non-U.S. Holders subject to special treatment under U.S. federal income tax law, including a Non-U.S. Holder: (i) who has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (ii) who is an individual present in the United States for 183 or more days and certain other conditions are satisfied; or (iii) who is a former citizen or resident of the United States.

Non-U.S. Holders are urged to consult their tax advisors with regard to the U.S. federal income and other tax consequences to them of acquiring, holding and disposing of common shares, as well as the effects of state, local and non-U.S. tax laws, as well as eligibility for any reduced withholding benefits.

Administrative Matters

Tax Matters Partner and Partnership Representative

The General Partner acts as our “tax matters partner.” Our board of directors has the authority, subject to certain restrictions, to appoint another shareholder to act on our behalf in connection with an administrative or judicial review of our items of income, gain, loss, deduction or credit.

For taxable years beginning after December 31, 2017, we will be required to designate a partner, or other person, with a substantial presence in the United States as the partnership representative (“Partnership

Representative”). The Partnership Representative will have the sole authority to act on our behalf in connection with an administrative or judicial review of our items of income, gain, loss, deduction or credit. If we do not make such a designation, the IRS can select any person as the Partnership Representative. We currently anticipate that we will designate our General Partner as the Partnership Representative. Further, any actions taken by us or by the Partnership Representative on our behalf will be binding on us and all of the unitholders.

Section 754 Election

Under Section 754 of the Code, we may elect to have the adjusted tax basis of our assets adjusted in the event of a distribution of property to a shareholder or a transfer of a common share by sale or exchange, or as a result of the death of a shareholder. Pursuant to the terms of our operating agreement, the board of directors, in its sole discretion, is authorized to direct us to make such an election. Such an election, if made, can be revoked only with the consent of the IRS. We have not made the election permitted by Section 754 of the Code.

Without a Section 754 election, there will be no adjustment for the transferee of common shares even if the purchase price of those common shares is higher than the common shares’ share of the aggregate adjusted tax basis of our assets immediately prior to the transfer. In that case, on a sale by us of an asset, gain allocable to the transferee would include built-in gain allocable to the transferee at the time of the transfer. Moreover, if common shares were transferred at a time when we had a “substantial built-in loss” inherent in our assets, we would be obligated to reduce the tax basis in that portion of such assets attributable to such shares.

Technical Termination

Subject to the electing large partnership rules described below, we will be considered to have been terminated as a partnership for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total common shares within a 12-month period. Our termination would result in the closing of our taxable year for all shareholders for U.S. federal income tax purposes. In the case of a shareholder reporting on a taxable year different from our taxable year, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in the shareholder’s taxable income for the year of termination. We would be required to make new tax elections after a termination, and we may be required to file two tax returns for one fiscal year. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination. A technical termination could also result in a deferral of depreciation and amortizations deductions allowable in computing taxable income.

Pursuant to an IRS relief procedure, if a technically terminated publicly traded partnership requests relief under such procedure and the IRS grants such relief, then, among other things, the partnership need only provide one Schedule K-1 to its partners for the year, notwithstanding the two short taxable years for the partnership.

Information Returns

We have agreed to use reasonable efforts to furnish to shareholders tax information (including Schedule K-1) as promptly as possible, which describes their allocable share of our income, gain, loss, deduction, and credit for our preceding taxable year. Delivery of this information by us will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, our shareholders will need to apply for extensions of time to file their tax returns. There can be no assurance for Non-U.S. Holders that this information will meet such shareholders’ jurisdictions’ compliance requirements.

It is possible that we may engage in transactions that subject FTAI and, potentially, our shareholders to other information reporting requirements with respect to an investment in us. Shareholders may be subject to substantial penalties if they fail to comply with such information reporting requirements. Shareholders should consult with their own tax advisors regarding such information reporting requirements.

Nominee Reporting

Persons who hold our common shares as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) a statement regarding whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (3) a tax exempt entity; (iii) the amount and description of common shares held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on common shares they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the common shares with the information furnished to us.

Audits

We may be audited by the IRS. Adjustments resulting from an IRS audit may require a shareholder to adjust a prior year’s tax liability, and possibly may result in an audit of such shareholder’s tax returns. Any audit of shareholders’ tax returns could result in adjustments not related to our tax returns as well as those related to our tax returns.

Legislation was recently enacted that significantly changes the rules for U.S. Federal income tax audits of partnerships. Such audits will continue to be conducted at the partnership level, but with respect to tax returns for taxable years beginning on or after January 1, 2018, any adjustments to the amount of tax due (including interest and penalties) will be payable by the partnership rather than the partners of such partnership unless the partnership qualifies for and affirmatively elects an alternative procedure. In general, under the default procedures, taxes imposed on us would be assessed at the highest rate of tax applicable for the reviewed year and determined without regard to the character of the income or gain, the tax status of our shareholders or the benefit of any shareholder-level tax attributes (that could otherwise reduce any tax due).

Under the elective alternative procedure, we would issue information returns to persons who were shareholders in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and we would not be liable for the adjustments to the amount of tax due (including interest and penalties). The mechanics of the elective alternative procedure are not clear in a number of respects and are intended to be clarified by future guidance.

Accounting Method and Taxable Year

We currently use the accrual method of accounting and the calendar year as our taxable year for U.S. federal income tax purposes. Each shareholder will be required to include in income its share of our income, gain, loss and deduction for each taxable year ending within or with its taxable year. In addition, a shareholder who has a taxable year ending on a date other than December 31 and who disposes of all of its common shares following the close of our taxable year but before the close of its taxable year must include its share of income, gain, loss and deduction in income for the taxable year of disposition, with the result that it will be required to include in income for its taxable year its share of more than one year of our income, gain, loss and deduction.

A partnership is required to have a taxable year that is the same as for any partner, or group of partners, that owns a majority interest (more than 50%) in the partnership, and is required to change its taxable year each time a group of partners with a different taxable year acquires a majority interest, unless the partnership has been forced to change its taxable year during the preceding two-year period.

Elective Procedures for Large Partnerships

The Code allows large partnerships to elect streamlined procedures for income tax reporting. This election, if made, would reduce the number of items that must be separately stated on the Schedules K-1 that are issued to shareholders, and such Schedules K-1 would have to be provided on or before the first March 15 following the close of each taxable year. In addition, this election would prevent us from suffering a “technical termination” (which would close our taxable year) if, within a 12-month period, there is a sale or exchange of 50% or more of our total interests. If an election is made, IRS audit adjustments will flow through to the shareholders for the year in which the adjustments take effect, rather than the shareholders in the year to which the adjustment relates. In addition, we, rather than the shareholders, generally will be liable for any interest and penalties that result from an audit adjustment. Despite the foregoing benefits, there are also costs and administrative burdens associated with such an election. Consequently, as of this time, FTAI has not elected to be subject to the reporting procedures applicable to large partnerships.

Backup Withholding

For each calendar year, we will report to shareholders and to the IRS the amount of distributions that we pay, and the amount of tax (if any) that we withhold on these distributions. Under the backup withholding rules, a shareholder may be subject to backup withholding tax with respect to distributions paid unless (i) such shareholder is a corporation or falls within another exempt category and demonstrates this fact when required or (ii) such shareholder provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding tax and otherwise complies with the applicable requirements of the backup withholding tax rules. An exempt shareholder should indicate its exempt status on a properly completed IRS Form W-8BEN or W-9, as applicable. Backup withholding is not an additional tax; the amount of any backup withholding from a payment to a shareholder will be allowed as a credit against such shareholder’s U.S. federal income tax liability and may entitle such shareholder to a refund from the IRS, provided such shareholder supplies the required information to the IRS in a timely manner.

If shareholders do not timely provide us (or your broker, the clearing agent, or other intermediary, as appropriate) with an IRS Form W-8 or W-9, as applicable, or such form is not properly completed, such shareholders may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certification from all shareholders. In certain circumstances, payments we make may be subject to excess U.S. backup withholding taxes, which will be treated by us as an expense that will be borne by all shareholders on a pro rata basis (where we are or may be unable to cost efficiently allocate any such excess withholding tax cost specifically to the shareholders that failed to timely provide the proper U.S. tax certifications).

Additional Withholding Requirements

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, securities (including our common shares) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our common shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, our common shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity's “substantial United States owners,” which will in turn be provided to the U.S. Treasury Department. Shareholders should consult their tax advisors regarding the possible implications of FATCA on their investment in our common shares.

Uniformity of Common Shares

Because we cannot match transferors and transferees of common shares and for other reasons, we must maintain uniformity of the economic and tax characteristics of the common shares to a purchaser of these common shares. As a result, we may be unable to completely comply with a number of U.S. federal income tax requirements. Any non-uniformity could have a negative impact on the value of the common shares.

Our operating agreement permits us to take positions in filing our U.S. federal income tax returns that preserve the uniformity of our common shares.

A shareholder’s adjusted tax basis in common shares is reduced by its share of our deductions (whether or not such deductions were claimed on a shareholder’s income tax return) so that any position that we take that understates deductions will overstate the shareholder’s adjusted tax basis in its common shares, and may cause the shareholder to understate gain or overstate loss on any sale of such common shares. The IRS may challenge one or more of any positions we take to preserve the uniformity of common shares. If such a challenge were sustained, the uniformity of common shares may be affected, and under some circumstances, the gain from a sale of common shares may be increased without the benefit of additional deductions.

Tax Shelter Regulations

If we were to engage in a “reportable transaction,” we (and possibly shareholders and others) would be required to make a detailed disclosure of the transaction to the IRS in accordance with Treasury regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses in excess of $2 million. An investment in us may be considered a “reportable transaction” if, for example, we recognize certain significant losses in the future. In certain circumstances, a shareholder who disposes of an interest in a transaction resulting in the recognition by such shareholder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction. Our participation in a reportable transaction also could increase the likelihood that our U.S. federal income tax information return (and possibly a shareholder’s tax return) would be audited by the IRS. Certain of these rules are currently unclear and it is possible that they may be applicable in situations other than significant loss transactions.

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, shareholders may be subject to (i) significant accuracy-related penalties with a broad scope, (ii) for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability, and (iii) in the case of a listed transaction, an extended statute of limitations.

Shareholders should consult their own tax advisors concerning any possible disclosure obligation under the Treasury regulations governing tax shelters with respect to the ownership dispositions of their interests in us.

New Legislation or Administrative or Judicial Action

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. No assurance can be given as to whether, or in what form, any proposals affecting us or our shareholders will be enacted. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in common shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. Changes to the U.S. federal income tax laws and interpretations thereof could, for example, make it more difficult or impossible to meet the Qualifying Income Exception for us to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes.

Our organizational documents and agreements permit the board of directors to modify the operating agreement from time to time, without the consent of the shareholders, in order to address certain changes (or expected future changes) in U.S. federal income tax laws, Treasury regulations, or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all of our shareholders.

THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO FTAI AND HOLDERS OF COMMON SHARES ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH IS UNCERTAIN AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER AND, IN REVIEWING THIS PROSPECTUS, THESE MATTERS SHOULD BE CONSIDERED. IF YOU ARE CONSIDERING THE PURCHASE OF OUR COMMON SHARES, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF ANY INVESTMENT IN OUR COMMON SHARES.

ERISA CONSIDERATIONS

A plan fiduciary considering an investment in the securities should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code or any substantially similar federal, state, local or non-U.S. law. ERISA and the Code impose restrictions on:

•	employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA,
•	plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and Keogh Plans,
•	entities whose underlying assets include plan assets by reason of a plan's investment in such entities including, without limitation, insurance company general accounts (each of the foregoing, a “Plan”), and
•	persons who have certain specified relationships to a Plan described as “parties in interest” under ERISA and “disqualified persons” under the Internal Revenue Code.

Prohibited Transactions

ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA. Under ERISA, any person who exercises any authority or control over the management or disposition of a Plan's assets is considered to be a fiduciary of that Plan. Both ERISA and the Code prohibit certain transactions involving “plan assets” between a Plan and parties in interest or disqualified persons. Violations of these rules may result in the imposition of an excise tax or penalty.

The direct or indirect purchase of the securities from FTAI, and the acquisition and holding of securities that constitute debt of FTAI, by a Plan with respect to which we are party in interest or a disqualified person could be treated as or give rise to a prohibited transaction under ERISA or the Code. There are, however, a number of statutory and administrative exemptions that could be applicable to a Plan's investment in the securities, depending upon various factors, including: (i) the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions with non-fiduciary service providers; (ii) Prohibited Transaction Class Exemption (“PTCE”) 84-14 for certain transactions determined by independent “qualified professional asset managers”; (iii) PTCE 90-1 for certain transactions involving insurance company pooled separate accounts; (iv) PTCE 91-38 for certain transactions involving bank collective investment funds; (v) PTCE 96-23 for certain transactions determined by “in-house asset managers”; and (vi) PTCE 95-60 for certain transactions involving insurance company general accounts.

The Plan Assets Regulation

Under 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), a Plan's assets may be deemed to include an interest in the underlying assets of an entity if the Plan acquires an “equity interest” in such an entity and no exception under the Plan Asset Regulation is applicable. In that event, the operations of such an entity could result in prohibited transactions under ERISA and the Code.

Under the Plan Assets Regulation, if a Plan acquires a “publicly-offered security,” the issuer of the security is not deemed to hold plan assets of the investing Plan as a result of such acquisition. A publicly-offered security is a security that:

•	is freely transferable,
•	is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and
•	is either:
(i)	part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or
(ii)	sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is part is registered under the Exchange Act within the requisite time.

Treatment of our Common Shares as “Publicly-Offered Securities”

Our common shares currently meet the above criteria and it is anticipated that our common shares will continue to meet the criteria of publicly-offered securities.

The applicability of the “publicly-offered securities” exception or another exception under the Plan Assets Regulation to other securities registered on the registration statement of which this prospectus forms a part will be discussed in the applicable prospectus supplement.

Governmental, Foreign and Church Plans

Governmental plans (as defined in Section 3(32) of ERISA), foreign plans (as described in Section 4(b)(4) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code. Such plans may, however, be subject to other federal, state, local or non-U.S. laws that are substantially similar to the foregoing provisions of ERISA and the Code. In addition, any such plan that is qualified and exempt from taxation under the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code. Fiduciaries of such plans should consult with their counsel before purchasing any of the securities.

General Investment Considerations

Fiduciaries of a Plan (including, without limitation, an entity whose assets include plan assets, including, as applicable, an insurance company general account, insurance company separate account or collective investment fund) considering the purchase of the securities should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the securities with respect to their specific circumstances. Each Plan fiduciary should take into account, among other considerations:

•	whether the Plan's investment could give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code,
•	whether the fiduciary has the authority to make the investment,
•	the composition of the Plan's portfolio with respect to diversification by type of asset,
•	the Plan's funding objectives,
•	the tax effects of the investment,
•	whether our assets would be considered plan assets, and
•	whether, under the general fiduciary standards of investment prudence and diversification an investment in these shares is appropriate for the Plan taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

The discussion of ERISA and Section 4975 of the Code contained herein is, of necessity, general and does not purport to be complete. Moreover, the provisions of ERISA and Section 4975 of the Code are subject to extensive and continuing administrative and judicial interpretation and review. Therefore, the matters discussed above may be affected by future regulations, rulings, and court decisions, some of which may have retroactive application and effect.

ANY POTENTIAL INVESTOR CONSIDERING AN INVESTMENT IN THE SECURITIES THAT IS, OR IS ACTING ON BEHALF OF, A PLAN (OR A GOVERNMENTAL, FOREIGN OR CHURCH PLAN SUBJECT TO LAWS SIMILAR TO ERISA AND/OR SECTION 4975 OF THE CODE) SHOULD CONSULT WITH ITS OWN LEGAL, TAX AND ERISA ADVISERS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT. EACH SUCH INVESTOR, BY ACQUIRING ANY OF THE SECURITIES REGISTERED ON THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART SHALL BE DEEMED TO REPRESENT THAT ITS ACQUISITION OF SUCH SECURITIES DOES NOT CONSTITUTE AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION OF ANY SUBSTANTIAL SIMILAR FEDERAL, STATE, LOCAL OR NON-U.S. LAW.

NEITHER WE NOR ANY OF OUR AFFILIATES, OFFICERS, EMPLOYEES OR AGENTS IS UNDERTAKING TO PROVIDE INVESTMENT ADVICE OR ANY RECOMMENDATION IN A FIDUCIARY CAPACITY IN CONNECTION WITH ANY PLAN (INCLUDING ANY IRA) FIDUCIARY'S DECISION ACQUIRE OR HOLD ANY SECURITY ISSUED PURSUANT HERETO.

PLAN OF DISTRIBUTION

We or the selling shareholders may offer and sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;
•	through agents;
•	to or through underwriters, brokers or dealers; or
•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

If indicated in an applicable prospectus supplement, we may sell our common shares under a newly established dividend reinvestment plan. The terms of any such plan will be set forth in the applicable prospectus supplement.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use common shares received from us to close out its short positions;
•	sell securities short and redeliver such shares to close out our short positions;
•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or
•	loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The securities covered by this prospectus may be sold:

•	on a national securities exchange;
•	in the over-the-counter market; or
•	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any participating underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions or agency fees and other items constituting underwriters', brokers', dealers' or agents' compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchange or markets on which the securities may be listed; and
•	other material terms of the offering.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

In addition to selling its common shares under this prospectus, a selling shareholder may:

•	transfer its common shares in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;
•	sell its common shares under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or
•	sell its common shares by any other legally available means.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common shares, which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred shares or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred shares or warrants will be described in the applicable prospectus supplement.

In connection with any offering of common shares, the underwriters may purchase and sell common shares in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Fortress Transportation and Infrastructure Investors LLC and subsidiaries and Intermodal Finance I Ltd. and Subsidiaries appearing in Fortress Transportation and Infrastructure Investors LLC and subsidiaries Annual Report (Form 10-K) for the year ended December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements as of December 31, 2015 and for each of the two years in the period ended December 31, 2015 incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The financial statements of Intermodal Finance I Ltd. and Subsidiaries as of December 31, 2015 and for each of the two years in the period ended December 31, 2015 incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

Up to 8,000,000 Common Shares

Fortress Transportation and Infrastructure
Investors LLC

Common Shares

PROSPECTUS SUPPLEMENT

February 24, 2017